Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):
(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated: November 1, 2006

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-WMC4
Mortgage Pass-Through Certificates

$[671,639,000]
(Approximate)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

JPMorgan Chase Bank, National Association
(Servicer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

November 1, 2006

abc

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-WMC4
Mortgage Pass-Through Certificates
$[671,639,000] (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-3(6)	316,000,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	October 2036	19.40%	AAA / Aaa
A-4(6)	64,500,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	October 2036	19.40%	AAA / Aaa
A-5(6)	128,000,000	FLT / SEN / SEQ	3.25 / 3.25	27 - 64 / 27 - 64	October 2036	19.40%	AAA / Aaa
M-1(6,7)	32,432,000	FLT / MEZ / SEQ	3.60 / 3.60	41 - 46 / 41 - 46	October 2036	16.10%	AA+ / Aa1
M-2(6,7)	30,466,000	FLT / MEZ / SEQ	4.73 / 4.73	46 - 77 / 46 - 77	October 2036	13.00%	AA / Aa2
M-3(6,7)	16,708,000	FLT / MEZ / SEQ	6.57 / 8.94	77 - 79 / 77 - 157	October 2036	11.30%	AA / Aa3
M-4(6,7)	16,216,000	FLT / MEZ	4.54 / 5.00	40 - 79 / 40 - 133	October 2036	9.65%	AA- / A1
M-5(6,7)	14,741,000	FLT / MEZ	4.52 / 4.95	39 - 79 / 39 - 128	October 2036	8.15%	A+ / A2
M-6(6,7)	14,250,000	FLT / MEZ	4.50 / 4.89	39 - 79 / 39 - 121	October 2036	6.70%	A / A3
M-7(6,7)	13,267,000	FLT / MEZ	4.48 / 4.83	38 - 79 / 38 - 114	October 2036	5.35%	A- / Baa1
M-8(6,7)	11,793,000	FLT / MEZ	4.47 / 4.75	38 - 79 / 38 - 106	October 2036	4.15%	BBB+ / Baa2
M-9(6,7)	5,896,000	FLT / MEZ	4.47 / 4.67	38 - 79 / 38 - 97	October 2036	3.55%	BBB / Baa3
M-10(6,7)	7,370,000	FLT / MEZ	4.45 / 4.57	37 - 79 / 37 - 91	October 2036	2.80%	BBB- / Ba1
Non-Offered Certificates
A-1(6)	194,695,000	FLT / SEN	Not Offered Hereby		October 2036	19.40%	AAA / Aaa
A-2(6)	21,633,000	FLT / SEN / MEZ	Not Offered Hereby		October 2036	19.40%	AAA / Aaa
A-6(6)	67,305,000	FLT / SEN / SEQ	Not Offered Hereby		October 2036	19.40%	AAA / Aaa
M-11(6,7)	9,827,000	FLT / MEZ	Not Offered Hereby		October 2036	1.80%	BB+ / Ba2

Notes:
(1)
The Class A-1 and Class A-2 Certificates are backed by the cash flow from a pool of conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans. The Class A-3, Class A-4, Class A-5 and Class A-6 Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed- and adjustable- rate mortgage loans. The Class M Certificates are backed by all of the mortgage loans.

(2)	The Certificates will be subject to the related Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.80%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
6 Month and 2/6 Month LIBOR Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter
3/6 Month and 5/6 Month LIBOR Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 34, 50% CPR from month 35 to 39, and 35% CPR in month 40 and thereafter
10 Year Hybrid Adjustable-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter

Transaction Highlights

•	The mortgage loans consist of fixed- and adjustable-rate, first and second lien residential mortgage loans originated by WMC Mortgage Corporation.
•	The transaction consists of a Senior / Mezz / OC structure.
•	The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Closing Date of approximately 1.80% and excess spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement.
•	The Mortgage Loans will be serviced by JPMorgan Chase Bank, National Association, rated SQ1 (Moody’s), Strong (S&P) and RPS1 (Fitch).
•	None of the Mortgage Loans will be covered by mortgage insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date unless otherwise noted.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-WMC4
•	Intex: MAB06WM4

Mortgage Pool Summary
	MABS 2006-WMC4 Mortgage Loans
	Group I		Group II		Aggregate
	Adjustable Rate	Fixed Rate	Adjustable Rate	Fixed Rate
Cut-off Date Balance	$197,829,844	$70,567,932	$569,928,205	$144,470,281	$982,796,262
Number of Loans	946	776	1,909	1,407	5,038
Average Loan Balance	$209,122	$90,938	$298,548	$102,680	$195,077
Wtd. Avg. Gross Coupon	8.028%	9.092%	7.775%	9.628%	8.193%
Wtd. Avg. Net Coupon(1)	7.506%	8.570%	7.253%	9.106%	7.671%
Wtd. Avg. FICO	626	635	649	646	643
Wtd. Avg. Original LTV(2)	79.99%	85.96%	80.58%	90.21%	82.26%
Wtd. Avg. Stated Rem Term (months)	356	287	356	253	336
Wtd. Avg. Seasoning (months)	4	4	4	4	4
Wtd. Avg. Months to Next Adj. Date	31	N/A	31	N/A	31
Wtd. Avg. Margin	6.274%	N/A	6.422%	N/A	6.384%
Wtd. Avg. Initial Rate Cap	3.201%	N/A	3.213%	N/A	3.210%
Wtd. Avg. Periodic Rate Cap	1.000%	N/A	1.001%	N/A	1.001%
Wtd. Avg. Maximum Rate	14.524%	N/A	14.267%	N/A	14.333%
Wtd. Avg. Minimum Rate	8.028%	N/A	7.768%	N/A	7.835%

(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-WMC4.
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Seller and Sponsor:	UBS Real Estate Securities Inc.
Originator:	WMC Mortgage Corporation.
Servicer:	JP Morgan Chase Bank, National Association.
Servicer Ratings:	Primary Servicer: SQ1 (Moody’s), Strong (S&P) and RPS1 (Fitch).
Master Servicer, Custodian and Trust Administrator:	Wells Fargo Bank, N.A.
Trustee:	U.S. Bank National Association.
Swap Provider:	TBD
Sole Underwriter:	UBS Securities LLC.
Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.
Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates.
Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Group I Certificates:	The Class A-1 Certificates and Class A-2 Certificates.
Group II Certificates:	The Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates.
Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.
Offered Certificates:	The Group II Certificates (other than the Class A-6 Certificates) and Class M Certificates (other than the Class M-11 Certificates).
Non-Offered Certificates:	The Group I Certificates, Class A-6 Certificates, Class M-11 Certificates and Retained Certificates.
Retained Certificates:
The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates. The Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the other certificates.

Collateral:
As of November 1, 2006, the Mortgage Loans will consist of approximately 5,038 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $982,796,262. The Mortgage Loans will be broken into two groups. The Group I Mortgage Loans will represent approximately 1,722 mortgage loans totaling $268,397,776 consisting of fixed-rate and adjustable-rate mortgage loans with principal balances that conform to Fannie Mae loans limit. The Group II Mortgage Loans will represent approximately 3,316 mortgage loans totaling $714,398,486 consisting of fixed-rate and adjustable-rate mortgage loans with principal balances that may or may not conform to Fannie Mae loan limits.

As of the Closing Date, not more than 1.75% of the Mortgage Loans (by principal balance) may be 30 days delinquent.

Transaction Overview
Expected Pricing Date:	November [3], 2006.
Expected Closing Date:	November 30, 2006.
Cut-off Date:	November 1, 2006.
Record Date:	The business day immediately preceding each Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in December 2006.
Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing November 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer, the Servicer, and the NIMs Insurer, in that order, may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.
SMMEA:	None of the Certificates will be SMMEA eligible.
Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:
1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination

The Class A Certificates and the Class M Certificates also will have the benefit of an Interest Rate Swap Agreement, as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 3.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in December 2009 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Group I or Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 38.80%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	19.40%	38.80%
	M-1 / M-2 / M-3	11.30%	22.60%
	M-4	9.65%	19.30%
	M-5	8.15%	16.30%
	M-6	6.70%	13.40%
	M-7	5.35%	10.70%
	M-8	4.15%	8.30%
	M-9	3.55%	7.10%
	M-10	2.80%	5.60%
	M-11	1.80%	3.60%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)  the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [37.17]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or

(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	December 2008 through November 2009	[1.25]% for the first month, plus an additional 1/12th of [1.60]% for each month thereafter
	December 2009 through November 2010	[2.85]% for the first month, plus an additional 1/12th of [1.60]% for each month thereafter
	December 2010 through November 2011	[4.45]% for the first month, plus an additional 1/12th of [1.25]% for each month thereafter
	December 2011 through November 2012	[5.70]% for the first month, plus an additional 1/12th of [0.70]% for each month thereafter
	December 2012 and thereafter	[6.40]%

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:

(i)      from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)     from the Group I Interest Remittance Amount, to the holders of the Group I Certificates, pro rata, the Senior Interest Distribution Amount related to such Certificates and from the Group II Interest Remittance Amount, to the holders of the Group II Certificates, pro rata, the Senior Interest Distribution Amount related to such Certificates. Any combined Interest Remittance Amount remaining after the distribution of the above will be available to pay any Senior Interest Distribution Amounts remaining unpaid to the Class A Certificates;

(iii)    to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;

(iv)     to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;

(v)      to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;

(vi)     to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;

(vii)    to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;

(viii)  to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;

(ix)    to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;

(x)     to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;

(xi)    to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class;

(xii)   to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class; and

(xiii)  to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable by the Servicer. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the related Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum, the Master Servicing Fee calculated at the Master Servicing Fee Rate of 0.0095% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicer, the trust administrator, the trustee, the Credit Risk Manager, the custodian or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicer in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Payment of Interest
Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Monthly Interest Distributable Amount for such Distribution Date with respect to the Class A Certificates and Unpaid Interest Shortfall Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Interest Remittance Amount:	The Interest Remittance Amount means the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.
Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class from preceding Distribution Dates exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
Class A Certificates: The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, in the case of the Group I Senior Certificates and the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, in the case of the Group II Senior Certificates, as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Class M Certificates: The per annum rate equal to the weighted average of the Net WAC Rate Cap for the Group I Senior Certificates and the Net WAC Rate Cap for the Group II Senior Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to any Net Swap Payment made by the Swap Provider on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the related Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $982,796,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:

(i)      to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)     to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)    to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(iv)     to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(v)      to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;

(vi)     to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and

(vii)    to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:

(i)      from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)     the Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates and to the holders of the Class A-2 Certificates on a pro rata basis until the Certificate Principal Balance thereof has been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (iii) below, sequentially to the holders of the Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(iii)    the Group II Principal Distribution Amount will be distributed first, sequentially, to the holders of the Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates, in that order, until the Certificate Principal Balances have been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (ii) above, to the holders of the Class A-1 Certificates and to the Class A-2 Certificates on a pro rata basis until the Certificate Principal Balance thereof has been reduced to zero;

(iv)     to the holders of the Class M-1 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;
(v)      to the holders of the Class M-2 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)     to the holders of the Class M-3 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)    to the holders of the Class M-4 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

(viii)  to the holders of the Class M-5 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;

(ix)    to the holders of the Class M-6 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;

(x)     to the holders of the Class M-7 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;

(xi)    to the holders of the Class M-8 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero;

(xii)   to the holders of the Class M-9 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero;

(xiii)  to the holders of the Class M-10 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero; and

(xiv)  to the holders of the Class M-11 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii) and (xiii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:

(i)      from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)     the Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates and to the holders of the Class A-2 Certificates on a pro rata basis, up to the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero and second, any Group I Principal Distribution Amount remaining undistributed will be distributed sequentially to the holders of the Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates, in that order, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed after taking into account the distribution of the Group II Principal Distribution Amount as described in (iii) below, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)    the Group II Principal Distribution Amount will be distributed first, sequentially to the holders of the Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates, in that order, up to the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero and second, any Group II Principal Distribution Amount remaining undistributed will be distributed to the holders of the Class A-1 Certificates and to the holders of the Class A-2 Certificates on a pro rata basis, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed after taking into account the distribution in (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)     sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

(v)      to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)     to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)   to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)  to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)    to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x)      to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xi)    to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xii)   to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Group I Principal Distribution Amount:
The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group I Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group I senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group I senior allocation percentage).

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group II Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group II senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group II senior allocation percentage).

Group I Senior Principal Distribution Amount:
The “Group I Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.20% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $1,341,989.

Group II Senior Principal Distribution Amount:
The “Group II Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.20% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $3,571,992.

Class A Principal Distribution Amount:	The “Class A Principal Distribution Amount” is an amount equal to the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.
Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,913,981.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,913,981.

Payment of Principal
Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,913,981.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,913,981.

Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,913,981.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,913,981.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,913,981.

Payment of Principal
Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,913,981.

Class M-11 Principal Distribution Amount:
The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,913,981.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i)          to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount allocated pro rata between the Group I Principal Distribution Amount and the Group II Principal Distribution Amount based on the amount of principal received from each Mortgage Loan Group, and distributable as part of the respective Group I and Group II Principal Distribution Amount;

(ii)         to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(iii)        to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)        to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(v)          to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(vi)        to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(vii)       to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(viii)      to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(ix)        to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(x)         to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xi)        to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xii)       to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xiii)      to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xiv)      to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xv)        to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xvi)      to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xvii)     to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xviii)    to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xix)      to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xx)       to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xxi)      to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxii)     to the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xxiii)    to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxiv)    to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

(xxv)     to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
(xxvi)    to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Glenn McIntyre	212-713-3180
Soohuck Chun	212-713-1280
Henry Zhang	212-713-2160
John Fernandez	212-713-8859
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Justin Schwartz	212-713-8943
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
kenneth_epstein@standardandpoors.com

Peter Graham	212-438-1599
peter_graham@standardandpoors.com

Moody’s
Amita Shrivastava	201-915-8730
Amita.shrivastava@moodys.com

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which are based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	5,038
Aggregate Current Principal Balance:	$982,796,262
Average Current Principal Balance:	$195,077	$13,969-$1,230,378
Aggregate Original Principal Balance:	$984,126,194
Average Original Principal Balance:	$195,341	$13,980-$1,231,000
Fully Amortizing Non-IO Mortgage Loans:	21.08%
Fully Amortizing IO Mortgage Loans:	11.86%
Balloon Loans:	67.06%
1st Lien:	88.86%
Wtd. Avg. Gross Coupon:	8.193%	5.550%-13.590%
Wtd. Avg. Original Term(months):	340	180-360
Wtd. Avg. Remaining Term(months):	336	172-358
Wtd. Avg. Margin(ARM Loan Only):	6.384%	2.750%-8.520%
Wtd. Avg. Maximum Interest Rate (ARM Loans Only):	14.333%	10.399%-18.170%
Wtd. Avg. Minimum Interest Rate (ARM Loans Only):	7.835%	2.750%-11.670%
Wtd. Avg. Original LTV*:	82.26%	6.70%-100.00%
Wtd. Avg. Borrower FICO:	643	500-813
Geographic Distribution (Top 5):	CA	40.92%
	FL	9.54%
	NY	7.30%
	MD	5.71%
	IL	4.87%
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	699	23,831,079	2.42	34,093	11.010	98.03	642	39.28	93.91
50,000.01 to 100,000.00	1,068	78,461,918	7.98	73,466	10.417	93.43	640	32.32	69.84
100,000.01 to 150,000.00	732	90,636,097	9.22	123,820	9.067	85.26	634	36.40	30.81
150,000.01 to 200,000.00	540	95,004,832	9.67	175,935	8.220	80.58	631	36.25	4.65
200,000.01 to 250,000.00	474	107,211,720	10.91	226,185	7.987	79.36	635	26.99	0.00
250,000.01 to 300,000.00	401	109,919,309	11.18	274,113	7.766	79.85	637	32.88	0.00
300,000.01 to 350,000.00	336	108,930,647	11.08	324,198	7.656	80.28	648	15.90	0.00
350,000.01 to 400,000.00	252	94,009,744	9.57	373,055	7.620	80.35	647	17.16	0.00
400,000.01 to 450,000.00	177	74,996,462	7.63	423,709	7.601	81.34	648	20.35	0.00
450,000.01 to 500,000.00	146	69,687,516	7.09	477,312	7.620	80.59	649	17.16	0.00
500,000.01 to 550,000.00	78	40,926,922	4.16	524,704	7.801	81.16	660	12.76	0.00
550,000.01 to 600,000.00	52	29,926,870	3.05	575,517	7.556	80.27	667	9.72	0.00
600,000.01 to 650,000.00	29	18,246,401	1.86	629,186	7.781	83.03	674	20.69	0.00
650,000.01 to 700,000.00	23	15,610,392	1.59	678,713	8.016	84.02	648	13.32	0.00
700,000.01 to 750,000.00	11	7,996,703	0.81	726,973	8.038	83.06	621	9.15	0.00
750,000.01 to 800,000.00	10	7,730,572	0.79	773,057	7.789	74.37	652	10.08	0.00
800,000.01 to 850,000.00	3	2,535,126	0.26	845,042	7.185	71.85	690	0.00	0.00
850,000.01 to 900,000.00	2	1,798,151	0.18	899,076	6.950	69.65	617	100.00	0.00
900,000.01 to 950,000.00	1	921,535	0.09	921,535	8.350	90.00	638	0.00	0.00
950,000.01 to 1,000,000.00	2	1,985,610	0.20	992,805	6.760	78.31	693	0.00	0.00
1,000,000.01 to 1,250,000.00	2	2,428,659	0.25	1,214,329	7.855	66.74	605	0.00	0.00
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	25	9,977,794	1.02	399,112	5.790	74.04	721	30.20	0.00
6.001 to 6.500	127	42,705,022	4.35	336,260	6.298	75.75	703	32.90	0.00
6.501 to 7.000	414	130,908,503	13.32	316,204	6.826	79.33	671	29.70	0.00
7.001 to 7.500	532	157,501,361	16.03	296,055	7.308	79.24	654	23.32	0.00
7.501 to 8.000	811	208,379,006	21.20	256,941	7.789	79.85	640	24.17	0.03
8.001 to 8.500	557	133,421,441	13.58	239,536	8.290	80.32	631	20.20	0.59
8.501 to 9.000	528	113,819,461	11.58	215,567	8.772	82.57	619	23.76	3.69
9.001 to 9.500	270	44,420,551	4.52	164,521	9.279	85.10	605	31.28	10.41
9.501 to 10.000	318	38,017,363	3.87	119,551	9.800	88.15	601	34.00	23.18
10.001 to 10.500	191	18,569,705	1.89	97,224	10.362	92.14	638	27.41	59.50
10.501 to 11.000	470	34,540,763	3.51	73,491	10.898	98.12	642	21.39	88.60
11.001 to 11.500	320	23,781,622	2.42	74,318	11.278	99.27	643	17.45	96.41
11.501 to 12.000	122	7,091,190	0.72	58,125	11.904	99.06	631	32.48	95.77
12.001 to 12.500	210	11,286,456	1.15	53,745	12.362	99.54	632	17.73	100.00
12.501 to 13.000	142	8,321,281	0.85	58,601	12.798	99.69	621	4.92	100.00
13.501 to 14.000	1	54,744	0.01	54,744	13.590	100.00	630	0.00	100.00
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	67	12,509,294	1.27	186,706	9.489	74.10	509	53.93	0.00
520 to 539	92	18,985,778	1.93	206,367	9.091	75.71	529	54.51	0.00
540 to 559	129	23,744,956	2.42	184,069	8.852	79.53	552	52.10	0.00
560 to 579	186	39,949,772	4.06	214,784	8.782	83.99	571	46.29	1.52
580 to 599	536	80,076,706	8.15	149,397	8.419	81.14	590	60.27	10.66
600 to 619	948	179,165,674	18.23	188,993	8.378	82.57	609	25.05	11.52
620 to 639	766	152,313,646	15.50	198,843	8.356	82.81	629	19.56	11.35
640 to 659	672	133,663,276	13.60	198,904	8.233	82.81	649	17.17	12.64
660 to 679	559	106,722,264	10.86	190,916	8.053	83.18	669	13.73	13.67
680 to 699	401	85,999,718	8.75	214,463	7.839	83.31	689	11.70	13.31
700 to 719	262	56,671,790	5.77	216,305	7.468	82.32	710	19.23	13.25
720 to 739	179	36,686,237	3.73	204,951	7.561	82.35	728	17.02	14.12
740 to 759	127	28,889,869	2.94	227,479	7.403	81.52	749	18.82	12.17
760 to 779	74	16,680,535	1.70	225,413	7.511	80.84	768	12.45	12.69
780 to 799	31	8,763,339	0.89	282,688	7.204	76.81	791	21.21	10.42
800 to 819	9	1,973,409	0.20	219,268	7.402	82.36	806	6.17	15.02
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	407	68,624,400	6.98	168,610	8.208	80.86	641	28.09	9.88
30.01 to 35.00	450	77,086,882	7.84	171,304	8.068	81.57	650	28.26	9.58
35.01 to 40.00	751	141,327,185	14.38	188,185	8.146	81.47	647	19.25	11.18
40.01 to 45.00	1,335	265,917,085	27.06	199,189	8.207	82.33	646	19.71	11.48
45.01 to 50.00	1,673	342,787,695	34.88	204,894	8.277	82.68	642	23.62	11.97
50.01 to 55.00	371	75,627,838	7.70	203,849	8.044	83.62	630	45.90	9.84
55.01 or more	51	11,425,177	1.16	224,023	7.660	82.26	614	77.30	4.88
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	3,346	873,272,774	88.86	260,990	7.834	80.08	641	25.55	0.00
2	1,692	109,523,489	11.14	64,730	11.050	99.67	655	20.13	100.00
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)*	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	53	8,048,459	0.82	151,858	7.740	41.33	593	35.93	0.00
50.01 to 55.00	34	7,077,747	0.72	208,169	7.816	53.03	611	24.92	0.00
55.01 to 60.00	44	10,537,760	1.07	239,495	7.753	57.62	607	40.18	0.00
60.01 to 65.00	46	10,636,471	1.08	231,228	7.665	63.24	615	49.26	0.00
65.01 to 70.00	118	33,603,153	3.42	284,772	7.637	68.57	625	23.19	0.00
70.01 to 75.00	108	25,344,289	2.58	234,669	7.889	74.06	611	36.27	0.00
75.01 to 80.00	2,321	620,841,839	63.17	267,489	7.701	79.90	652	20.35	0.00
80.01 to 85.00	186	46,740,336	4.76	251,292	8.080	84.38	613	39.97	0.00
85.01 to 90.00	218	53,066,895	5.40	243,426	8.309	89.57	626	32.80	2.48
90.01 to 95.00	314	59,804,704	6.09	190,461	9.022	94.82	610	47.06	6.88
95.01 to 100.00	1,596	107,094,609	10.90	67,102	10.975	99.96	655	21.95	97.20
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Streamlined	2,159	412,563,841	41.98	191,090	8.454	83.50	662	0.00	16.34
Full Documentation	1,556	245,194,626	24.95	157,580	8.088	82.57	620	100.00	8.99
Limited Documentation	717	172,401,367	17.54	240,448	7.759	82.50	642	0.00	8.11
Stated Documentation	445	119,378,684	12.15	268,267	8.136	76.57	631	0.00	2.13
Lite Documentation	161	33,257,744	3.38	206,570	8.170	83.89	625	0.00	10.66
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	3,456	608,532,135	61.92	176,080	8.307	83.61	654	19.36	15.08
Cash Out Refinance	1,483	356,168,572	36.24	240,168	7.994	79.90	626	33.21	4.69
Rate & Term Refinance	99	18,095,555	1.84	182,783	8.244	83.54	628	50.16	5.65
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	3,410	659,877,441	67.14	193,512	8.171	82.02	640	25.41	11.06
Planned Unit Development	763	149,580,828	15.22	196,043	8.347	82.78	637	27.98	11.26
Two- to Four Family	322	89,143,610	9.07	276,844	8.263	82.54	654	15.83	9.92
Condominium	543	84,194,383	8.57	155,054	8.014	82.97	665	25.62	12.86
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	4,814	943,888,879	96.04	196,072	8.192	82.23	641	25.09	11.25
Second Home	160	26,483,330	2.69	165,521	8.048	82.60	702	12.66	12.73
Investor Occupied	64	12,424,053	1.26	194,126	8.532	83.83	648	40.53	0.00
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	1,094	288,347,497	29.34	263,572	7.888	81.84	655	14.94	11.77
Northern California	433	113,798,050	11.58	262,813	8.064	82.31	644	16.03	12.66
Florida	572	93,803,574	9.54	163,992	8.370	82.02	644	25.82	10.72
New York	264	71,725,426	7.30	271,687	8.010	81.03	649	18.26	9.65
Maryland	271	56,147,385	5.71	207,186	8.373	83.40	631	36.91	10.21
Illinois	321	47,837,413	4.87	149,026	8.503	82.94	643	36.58	11.36
New Jersey	184	41,166,559	4.19	223,731	8.299	82.07	637	25.87	8.67
Texas	347	35,315,945	3.59	101,775	8.647	83.87	620	44.26	12.58
Massachusetts	174	34,580,044	3.52	198,736	8.042	81.50	638	24.86	9.60
Washington	168	27,792,600	2.83	165,432	8.126	82.92	638	36.23	10.51
Other	1,210	172,281,768	17.53	142,382	8.544	82.80	631	36.79	10.90
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
91745	14	5,167,847	0.53	369,132	7.875	84.18	638	16.16	7.78
94565	13	3,826,879	0.39	294,375	7.682	81.51	635	43.31	13.37
91335	12	3,760,271	0.38	313,356	7.906	82.85	645	0.00	14.86
20774	16	3,724,281	0.38	232,768	8.342	84.70	627	35.22	15.13
92336	14	3,718,260	0.38	265,590	8.369	83.98	660	13.42	15.47
91342	11	3,690,090	0.38	335,463	7.412	81.40	693	0.00	9.46
93550	17	3,100,872	0.32	182,404	7.855	81.74	654	35.39	14.60
92345	17	3,053,297	0.31	179,606	7.906	83.16	660	0.00	14.14
93536	15	2,949,919	0.30	196,661	8.453	81.56	633	0.00	14.69
92234	10	2,725,683	0.28	272,568	7.887	81.77	669	0.00	10.73
Other	4,899	947,078,862	96.37	193,321	8.201	82.24	643	25.32	11.08
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,693	110,324,703	11.23	65,165	10.993	99.08	655	20.41	98.38
241 to 300	1	175,106	0.02	175,106	6.875	80.00	678	0.00	0.00
301 to 360	3,344	872,296,454	88.76	260,854	7.839	80.14	641	25.53	0.11
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,693	110,324,703	11.23	65,165	10.993	99.08	655	20.41	98.38
241 to 300	1	175,106	0.02	175,106	6.875	80.00	678	0.00	0.00
301 to 360	3,344	872,296,454	88.76	260,854	7.839	80.14	641	25.53	0.11
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	1,426	400,153,456	40.72	280,613	7.954	80.46	632	19.87	0.00
2/6 MONTH LIBOR	664	132,740,404	13.51	199,910	8.370	81.40	627	31.65	0.00
2/6 MONTH LIBOR - 60 MONTH IO	188	61,750,384	6.28	328,459	7.205	80.21	670	27.53	0.00
2/6 MONTH LIBOR - 50 YR AMTERM	189	56,778,265	5.78	300,414	7.830	80.78	636	21.51	0.00
10/6 MONTH LIBOR - 120 MONTH IO	129	44,713,501	4.55	346,616	6.593	78.11	715	24.96	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	80	24,465,809	2.49	305,823	7.156	79.97	708	19.42	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	39	11,196,096	1.14	287,079	7.751	80.11	640	19.40	0.00
3/6 MONTH LIBOR	43	8,889,696	0.90	206,737	8.352	82.07	626	36.54	0.00
10/6 MONTH LIBOR	34	8,582,531	0.87	252,427	7.190	73.94	696	26.82	0.00
2/6 MONTH LIBOR - 120 MONTH IO	17	4,490,878	0.46	264,169	7.774	83.54	660	30.30	0.00
10/6 MONTH LIBOR - 50 YR AMTERM	9	3,762,584	0.38	418,065	7.243	79.01	706	23.95	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	11	3,177,370	0.32	288,852	8.446	82.27	603	47.09	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	4	1,599,763	0.16	399,941	7.288	73.31	679	0.00	0.00
3/6 MONTH LIBOR - 60 MONTH IO	6	1,581,300	0.16	263,550	8.007	84.22	679	55.93	0.00
5/6 MONTH LIBOR - 60 MONTH IO	3	1,075,600	0.11	358,533	8.051	80.00	644	12.50	0.00
5/6 MONTH LIBOR	6	1,032,743	0.11	172,124	7.543	80.00	679	17.77	0.00
10/6 MONTH LIBOR - 60 MONTH IO	2	812,110	0.08	406,055	7.801	84.82	670	48.18	0.00
10/1 ARM 1YR LIBOR - 120 MONTH IO	1	320,000	0.03	320,000	6.725	80.00	737	0.00	0.00
5/6 MONTH LIBOR - 50 YR AMTERM	1	319,710	0.03	319,710	6.825	80.00	742	0.00	0.00
10/1 ARM 1YR LIBOR - 40 YR AMTERM	1	168,611	0.02	168,611	7.100	80.00	703	100.00	0.00
6 MONTH LIBOR	2	147,236	0.01	73,618	10.022	72.97	532	32.21	0.00
30YR FXD	291	52,720,402	5.36	181,170	7.915	78.69	631	42.40	1.87
15YR FXD	40	3,023,288	0.31	75,582	8.969	78.10	661	29.60	40.84
30YR FXD - 120 MONTH IO	6	1,858,499	0.19	309,750	7.611	80.42	639	84.40	0.00
15YR BALLOON	1,653	107,301,415	10.92	64,913	11.050	99.67	655	20.16	100.00
BALLOON OTHER - 40 YR AMTERM	182	46,152,020	4.70	253,583	7.741	77.33	628	36.36	0.00
BALLOON OTHER - 50 YR AMTERM	11	3,982,590	0.41	362,054	7.807	75.45	612	50.73	0.00
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,833	320,633,073	32.62	174,923	8.501	83.41	641	27.42	14.50
12	151	36,299,918	3.69	240,397	8.374	81.27	642	14.13	9.89
18	16	6,805,211	0.69	425,326	7.008	78.87	722	20.60	2.68
24	2,506	493,596,431	50.22	196,966	8.202	82.60	638	21.81	11.82
36	532	125,461,629	12.77	235,830	7.379	78.47	664	34.33	0.74
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	2,401	496,913,333	50.56	206,961	7.904	82.69	682	16.52	12.90
A	1,634	312,778,299	31.83	191,419	8.370	82.64	620	22.60	11.60
A-	536	81,670,627	8.31	152,371	8.431	81.45	595	58.45	11.05
B+	240	48,278,569	4.91	201,161	8.808	83.43	567	49.28	0.10
B	155	29,837,174	3.04	192,498	8.933	75.70	544	48.71	0.24
C	72	13,318,260	1.36	184,976	9.421	73.01	534	47.68	0.11
Total:	5,038	982,796,262	100.00	195,077	8.193	82.26	643	24.95	11.14

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date (Year-Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-01	2	147,236	0.02	73,618	10.022	72.97	532	32.21	0.00
2007-09	1	232,985	0.03	232,985	6.925	75.70	563	0.00	0.00
2008-02	3	382,084	0.05	127,361	7.690	71.34	581	82.24	0.00
2008-03	4	741,215	0.10	185,304	8.806	80.00	610	0.00	0.00
2008-04	4	1,065,453	0.14	266,363	8.149	76.86	599	42.41	0.00
2008-05	25	5,643,068	0.74	225,723	8.173	83.51	618	22.53	0.00
2008-06	224	55,584,429	7.24	248,145	8.242	80.91	622	28.39	0.00
2008-07	1,326	355,853,147	46.35	268,366	7.894	80.43	636	22.33	0.00
2008-08	896	236,295,064	30.78	263,722	7.974	80.96	638	23.21	0.00
2008-09	1	115,942	0.02	115,942	8.490	80.00	617	0.00	0.00
2009-05	2	391,288	0.05	195,644	7.928	80.00	640	0.00	0.00
2009-06	7	1,286,025	0.17	183,718	8.650	84.51	659	45.13	0.00
2009-07	40	10,740,235	1.40	268,506	7.834	79.96	649	27.44	0.00
2009-08	50	12,426,914	1.62	248,538	8.221	82.27	616	34.40	0.00
2011-07	7	2,202,698	0.29	314,671	7.636	77.70	649	0.00	0.00
2011-08	7	1,825,119	0.24	260,731	7.381	76.92	705	17.42	0.00
2016-05	2	597,023	0.08	298,512	7.268	61.97	661	0.00	0.00
2016-06	7	2,208,416	0.29	315,488	6.893	74.78	699	20.65	0.00
2016-07	145	46,058,137	6.00	317,642	6.922	78.98	710	26.17	0.00
2016-08	102	33,961,571	4.42	332,957	6.777	78.01	713	21.08	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	18	4,227,268	0.55	234,848	7.918	78.60	643	34.39	0.00
4.001 to 4.500	1	160,586	0.02	160,586	8.295	80.00	582	100.00	0.00
4.501 to 5.000	66	13,960,231	1.82	211,519	8.340	79.80	644	27.21	0.00
5.001 to 5.500	321	87,456,411	11.39	272,450	7.282	78.33	653	38.71	0.00
5.501 to 6.000	459	127,816,723	16.65	278,468	7.321	79.33	651	31.60	0.00
6.001 to 6.500	898	248,197,300	32.33	276,389	7.732	79.77	645	19.47	0.00
6.501 to 7.000	552	142,259,158	18.53	257,716	8.060	81.66	640	18.07	0.00
7.001 to 7.500	305	82,190,399	10.71	269,477	8.326	81.69	634	16.58	0.00
7.501 to 8.000	234	61,390,154	8.00	262,351	8.869	84.07	626	20.43	0.00
8.501 to 9.000	1	99,820	0.01	99,820	8.520	80.00	585	100.00	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.000 or less	2	488,611	0.06	244,306	6.854	80.00	725	34.51	0.00
5.501 to 6.000	24	9,698,917	1.26	404,122	5.784	74.38	719	28.19	0.00
6.001 to 6.500	110	38,256,506	4.98	347,786	6.283	76.99	708	31.50	0.00
6.501 to 7.000	344	112,456,243	14.65	326,908	6.829	79.65	674	27.07	0.00
7.001 to 7.500	455	136,346,255	17.76	299,662	7.315	79.88	657	22.44	0.00
7.501 to 8.000	680	181,183,830	23.60	266,447	7.788	79.99	642	20.26	0.00
8.001 to 8.500	472	117,431,671	15.30	248,796	8.291	80.46	632	18.36	0.00
8.501 to 9.000	386	98,981,869	12.89	256,430	8.767	81.90	615	21.31	0.00
9.001 to 9.500	184	36,120,823	4.70	196,309	9.274	83.64	592	29.90	0.00
9.501 to 10.000	131	27,093,809	3.53	206,823	9.763	84.70	583	33.94	0.00
10.001 to 10.500	37	5,592,904	0.73	151,160	10.234	85.15	559	41.93	0.00
10.501 to 11.000	26	3,452,796	0.45	132,800	10.832	86.35	553	53.68	0.00
11.001 to 11.500	3	411,585	0.05	137,195	11.216	85.00	505	100.00	0.00
11.501 to 12.000	1	242,228	0.03	242,228	11.670	85.00	514	0.00	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
10.001 to 10.500	1	343,527	0.04	343,527	7.399	80.00	675	0.00	0.00
10.501 to 11.000	1	399,533	0.05	399,533	7.970	80.00	641	0.00	0.00
11.501 to 12.000	1	320,000	0.04	320,000	6.725	80.00	737	0.00	0.00
12.001 to 12.500	26	9,947,455	1.30	382,594	5.831	74.31	717	29.18	0.00
12.501 to 13.000	110	38,256,506	4.98	347,786	6.283	76.99	708	31.50	0.00
13.001 to 13.500	344	112,122,030	14.60	325,936	6.826	79.65	674	27.29	0.00
13.501 to 14.000	453	135,049,030	17.59	298,121	7.310	79.89	657	22.24	0.00
14.001 to 14.500	681	182,132,305	23.72	267,448	7.789	79.97	643	20.20	0.00
14.501 to 15.000	473	118,206,199	15.40	249,907	8.297	80.42	631	18.50	0.00
15.001 to 15.500	388	98,488,229	12.83	253,836	8.767	81.95	615	21.62	0.00
15.501 to 16.000	180	35,577,943	4.63	197,655	9.277	83.86	592	30.55	0.00
16.001 to 16.500	131	27,490,616	3.58	209,852	9.757	84.69	581	33.49	0.00
16.501 to 17.000	35	5,195,190	0.68	148,434	10.243	86.03	563	39.85	0.00
17.001 to 17.500	27	3,575,672	0.47	132,432	10.811	85.16	551	51.84	0.00
17.501 to 18.000	3	411,585	0.05	137,195	11.216	85.00	505	100.00	0.00
18.001 to 18.500	1	242,228	0.03	242,228	11.670	85.00	514	0.00	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	16	2,827,208	0.37	176,700	8.159	77.98	613	71.62	0.00
1.500	1	67,861	0.01	67,861	8.900	64.80	501	0.00	0.00
2.000	1	711,362	0.09	711,362	8.875	80.00	607	0.00	0.00
3.000	2,578	680,250,871	88.60	263,868	7.956	80.69	635	23.24	0.00
5.000	259	83,900,747	10.93	323,941	6.879	78.37	709	23.61	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2,853	767,269,437	99.94	268,934	7.841	80.43	643	23.43	0.00
2.000	2	488,611	0.06	244,306	6.854	80.00	725	34.51	0.00
Total:	2,855	767,758,049	100.00	268,917	7.840	80.43	643	23.44	0.00

Collateral Summary for the Group I Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which are based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,722
Aggregate Current Principal Balance:	$268,397,776
Average Current Principal Balance:	$155,864	$14,955-$530,301
Aggregate Original Principal Balance:	$268,807,585
Average Original Principal Balance:	$156,102	$15,000-$531,000
Fully Amortizing Non-IO Mortgage Loans:	27.97%
Fully Amortizing IO Mortgage Loans:	5.50%
Balloon Loans:	66.53%
1st Lien:	90.00%
Wtd. Avg. Gross Coupon:	8.307%	5.575%-12.875%
Wtd. Avg. Original Term(months):	342	180-360
Wtd. Avg. Remaining Term(months):	338	172-358
Wtd. Avg. Margin(ARM Loan Only):	6.274%	3.000%-7.990%
Maximum Interest Rate (ARM Loans Only):	14.524%	12.075%-18.170%
Minimum Interest Rate (ARM Loans Only):	8.028%	5.575%-11.670%
Wtd. Avg. Original LTV*:	81.56%	28.80%-100.00%
Wtd. Avg. Borrower FICO:	628	500-809
Geographic Distribution (Top 5):	CA	24.24%
	FL	10.06%
	IL	9.56%
	MD	8.94%
	MA	6.24%
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Current Unpaid Principal Balance of the Group I Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	341	11,346,325	4.23	33,274	11.011	98.75	647	41.91	97.12
50,000.01 to 100,000.00	344	25,437,730	9.48	73,947	10.186	91.66	641	38.06	61.77
100,000.01 to 150,000.00	247	30,969,450	11.54	125,382	8.220	78.76	623	46.85	0.33
150,000.01 to 200,000.00	250	43,636,209	16.26	174,545	8.085	79.43	623	37.13	0.00
200,000.01 to 250,000.00	175	39,583,281	14.75	226,190	8.139	78.96	620	29.23	0.00
250,000.01 to 300,000.00	149	40,752,293	15.18	273,505	7.870	79.48	624	39.58	0.00
300,000.01 to 350,000.00	116	37,422,841	13.94	322,611	7.770	80.03	627	17.87	0.00
350,000.01 to 400,000.00	66	24,523,975	9.14	371,575	7.633	79.42	637	13.60	0.00
400,000.01 to 450,000.00	26	10,786,053	4.02	414,848	7.970	83.65	638	11.27	0.00
450,000.01 to 500,000.00	4	1,870,923	0.70	467,731	8.019	84.49	662	0.00	0.00
500,000.01 to 550,000.00	4	2,068,696	0.77	517,174	7.965	79.70	654	0.00	0.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Current Mortgage Rates of the Group I Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	6	1,754,365	0.65	292,394	5.897	80.97	688	18.43	0.00
6.001 to 6.500	31	7,626,216	2.84	246,007	6.328	71.25	694	22.63	0.00
6.501 to 7.000	127	32,288,637	12.03	254,241	6.835	77.82	658	32.21	0.00
7.001 to 7.500	153	34,882,715	13.00	227,992	7.308	78.14	645	29.64	0.00
7.501 to 8.000	294	58,255,939	21.71	198,149	7.796	79.09	635	32.00	0.00
8.001 to 8.500	207	40,273,260	15.01	194,557	8.275	79.57	621	23.69	0.27
8.501 to 9.000	218	38,999,900	14.53	178,899	8.788	82.45	602	31.23	3.47
9.001 to 9.500	98	16,310,111	6.08	166,430	9.277	84.90	588	41.66	5.04
9.501 to 10.000	103	10,105,020	3.76	98,107	9.805	86.78	582	55.25	21.32
10.001 to 10.500	65	5,485,274	2.04	84,389	10.298	88.30	609	41.90	45.07
10.501 to 11.000	159	8,985,068	3.35	56,510	10.900	96.26	633	29.63	81.43
11.001 to 11.500	85	4,962,145	1.85	58,378	11.275	98.51	639	34.03	89.51
11.501 to 12.000	53	2,578,639	0.96	48,654	11.866	97.79	624	41.11	88.37
12.001 to 12.500	76	3,389,676	1.26	44,601	12.388	99.61	636	20.08	100.00
12.501 to 13.000	47	2,500,810	0.93	53,209	12.767	99.52	623	6.45	100.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Credit Scores of the Group I Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	34	6,821,442	2.54	200,631	9.703	76.47	508	53.29	0.00
520 to 539	63	12,421,490	4.63	197,167	8.916	75.70	529	65.05	0.00
540 to 559	66	12,765,425	4.76	193,416	8.739	78.03	551	54.40	0.00
560 to 579	91	17,220,748	6.42	189,239	8.541	80.82	570	43.36	0.33
580 to 599	226	29,436,272	10.97	130,249	8.364	79.63	590	64.95	9.08
600 to 619	342	54,850,643	20.44	160,382	8.379	82.43	609	33.18	9.92
620 to 639	195	32,047,565	11.94	164,346	8.240	81.75	629	19.22	10.21
640 to 659	192	28,058,660	10.45	146,139	8.168	82.46	650	16.92	13.39
660 to 679	177	24,818,603	9.25	140,218	8.323	84.30	670	15.46	16.12
680 to 699	117	17,185,170	6.40	146,882	7.903	83.68	690	7.95	15.70
700 to 719	83	12,107,012	4.51	145,868	7.658	82.74	709	14.72	14.25
720 to 739	49	7,039,978	2.62	143,673	7.973	82.94	730	4.77	17.82
740 to 759	44	6,351,013	2.37	144,341	7.551	83.79	748	30.67	14.63
760 to 779	25	3,874,618	1.44	154,985	8.002	83.65	767	7.47	14.85
780 to 799	12	2,526,072	0.94	210,506	7.003	77.46	792	6.94	11.04
800 to 819	6	873,066	0.33	145,511	8.204	84.00	804	0.00	20.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

DTI Ratios of the Group I Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	104	15,340,165	5.72	147,502	8.193	76.81	623	33.57	5.28
30.01 to 35.00	133	19,098,332	7.12	143,596	8.307	81.97	627	42.17	8.78
35.01 to 40.00	263	38,712,877	14.42	147,197	8.331	80.65	629	22.37	10.11
40.01 to 45.00	452	70,555,680	26.29	156,097	8.341	81.67	632	24.68	11.10
45.01 to 50.00	611	96,665,923	36.02	158,209	8.347	81.92	632	31.36	10.94
50.01 to 55.00	143	24,874,458	9.27	173,947	8.163	83.78	614	49.79	7.45
55.01 or more	16	3,150,341	1.17	196,896	7.734	82.15	608	66.84	5.65
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Lien Status of the Group I Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	1,162	241,562,364	90.00	207,885	7.994	79.55	625	31.49	0.00
2	560	26,835,412	10.00	47,920	11.129	99.65	656	29.82	100.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Original LTV Ratios of the Group I Mortgage Loans

Range of Original LTV Ratios (%)*	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	24	4,021,209	1.50	167,550	7.721	42.80	579	37.27	0.00
50.01 to 55.00	17	3,270,398	1.22	192,376	7.877	52.98	581	24.84	0.00
55.01 to 60.00	22	4,499,484	1.68	204,522	8.173	57.75	581	46.56	0.00
60.01 to 65.00	24	5,282,599	1.97	220,108	7.880	63.31	596	31.05	0.00
65.01 to 70.00	62	15,160,563	5.65	244,525	7.898	68.74	602	19.37	0.00
70.01 to 75.00	55	11,765,950	4.38	213,926	8.154	74.28	582	34.64	0.00
75.01 to 80.00	689	136,482,497	50.85	198,088	7.764	79.86	646	28.49	0.00
80.01 to 85.00	92	21,173,001	7.89	230,141	8.301	84.38	604	40.99	0.00
85.01 to 90.00	89	20,052,748	7.47	225,312	8.335	89.32	617	31.52	0.56
90.01 to 95.00	130	21,437,208	7.99	164,902	9.118	94.81	598	44.43	6.86
95.01 to 100.00	518	25,252,119	9.41	48,749	11.117	99.98	657	30.18	100.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

 Documentation Levels of the Group I Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full Documentation	638	84,081,729	31.33	131,790	8.353	82.09	599	100.00	9.52
Streamlined	580	75,596,316	28.17	130,338	8.690	84.49	667	0.00	20.88
Stated Documentation	210	53,238,044	19.84	253,514	8.086	76.17	623	0.00	0.83
Limited Documentation	242	47,728,057	17.78	197,223	7.828	81.69	629	0.00	4.23
Lite Documentation	52	7,753,630	2.89	149,108	8.550	83.32	611	0.00	7.61
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Purpose of the Group I Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refinance	809	169,715,736	63.23	209,785	8.114	79.47	614	30.33	3.47
Purchase	848	88,347,813	32.92	104,184	8.688	85.46	656	31.17	23.02
Rate & Term Refinance	65	10,334,227	3.85	158,988	8.234	82.46	619	48.99	5.91
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Property Types of the Group I Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	1,163	181,281,016	67.54	155,874	8.314	81.10	623	32.10	9.56
Planned Unit Development	226	34,225,043	12.75	151,438	8.486	82.91	623	38.01	11.34
Condominium	252	32,125,478	11.97	127,482	8.189	83.20	658	30.14	14.58
Two- to Four Family	81	20,766,239	7.74	256,373	8.140	80.78	641	15.42	4.56
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	1,573	243,639,867	90.78	154,889	8.324	81.40	623	33.22	10.10
Second Home	123	18,635,841	6.94	151,511	8.036	82.45	702	9.56	11.90
Investor Occupied	26	6,122,068	2.28	235,464	8.487	85.17	633	22.31	0.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Geographic Distribution of the Mortgage Properties Related to the Group I Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	212	47,635,403	17.75	224,695	8.015	80.51	638	17.75	9.56
Florida	185	27,013,001	10.06	146,016	8.273	80.80	641	22.22	10.75
Illinois	199	25,665,068	9.56	128,970	8.541	82.78	632	37.79	10.43
Maryland	138	24,004,947	8.94	173,949	8.456	82.16	620	42.67	11.52
Northern California	76	17,413,342	6.49	229,123	8.067	80.92	634	15.97	8.59
Massachusetts	88	16,757,572	6.24	190,427	7.936	81.19	625	25.85	4.80
New York	78	15,751,697	5.87	201,945	8.100	78.46	620	23.80	10.15
New Jersey	54	10,722,521	4.00	198,565	8.410	78.33	613	34.88	6.52
Texas	123	10,581,268	3.94	86,027	8.547	83.86	623	54.11	11.52
Washington	73	10,040,555	3.74	137,542	8.336	83.24	628	45.24	12.08
Other	496	62,812,402	23.40	126,638	8.546	82.90	623	39.50	10.99
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Zip Code Distribution of the Mortgage Properties Related of the Group I Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
01841	10	1,368,601	0.51	136,860	8.393	84.43	616	34.01	11.11
60446	9	1,191,957	0.44	132,440	8.359	84.17	621	46.53	10.13
93536	4	1,148,902	0.43	287,226	8.195	76.46	642	0.00	0.00
11706	4	1,123,049	0.42	280,762	8.156	84.94	617	0.00	6.62
85374	5	1,115,930	0.42	223,186	9.280	85.93	596	24.36	5.46
20850	4	1,092,164	0.41	273,041	8.811	86.84	624	0.00	5.86
92234	3	1,083,133	0.40	361,044	7.741	83.33	670	0.00	0.00
34105	6	1,071,976	0.40	178,663	7.689	84.00	698	0.00	20.00
93535	5	1,067,815	0.40	213,563	8.167	85.97	621	56.76	7.58
20774	6	989,325	0.37	164,887	7.899	84.30	640	38.84	19.02
Other	1,666	257,144,925	95.81	154,349	8.309	81.45	628	31.81	10.06
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Original Term to Maturity of the Group I Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	561	27,371,645	10.20	48,791	11.051	99.18	656	29.57	97.86
241 to 300	1	175,106	0.07	175,106	6.875	80.00	678	0.00	0.00
301 to 360	1,160	240,851,025	89.74	207,630	7.997	79.56	625	31.55	0.02
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Remaining Term to Maturity of the Group I Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	561	27,371,645	10.20	48,791	11.051	99.18	656	29.57	97.86
241 to 300	1	175,106	0.07	175,106	6.875	80.00	678	0.00	0.00
301 to 360	1,160	240,851,025	89.74	207,630	7.997	79.56	625	31.55	0.02
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Product Type of the Group I Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	475	104,161,686	38.81	219,288	8.065	79.89	615	29.48	0.00
2/6 MONTH LIBOR	258	45,378,977	16.91	175,888	8.390	80.91	615	37.28	0.00
2/6 MONTH LIBOR - 50 YR AMTERM	58	12,937,204	4.82	223,055	8.045	78.68	613	32.71	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	39	9,757,932	3.64	250,203	7.332	79.75	711	11.94	0.00
10/6 MONTH LIBOR - 120 MONTH IO	33	8,115,699	3.02	245,930	6.803	78.71	722	15.41	0.00
2/6 MONTH LIBOR - 60 MONTH IO	24	5,383,143	2.01	224,298	7.209	80.43	682	19.47	0.00
3/6 MONTH LIBOR	20	3,469,260	1.29	173,463	8.665	83.51	591	55.97	0.00
10/6 MONTH LIBOR	14	2,814,393	1.05	201,028	7.440	74.12	656	9.13	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	11	2,793,319	1.04	253,938	7.987	77.14	617	18.65	0.00
2/6 MONTH LIBOR - 120 MONTH IO	4	1,107,800	0.41	276,950	7.985	84.68	679	11.99	0.00
3/6 MONTH LIBOR - 50 YR AMTERM	5	1,027,722	0.38	205,544	8.824	82.37	545	76.43	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	1	319,389	0.12	319,389	6.620	80.00	656	0.00	0.00
5/6 MONTH LIBOR	2	265,778	0.10	132,889	7.975	80.00	655	69.06	0.00
3/6 MONTH LIBOR - 60 MONTH IO	1	156,000	0.06	156,000	6.920	80.00	653	100.00	0.00
10/6 MONTH LIBOR - 50 YR AMTERM	1	141,541	0.05	141,541	7.750	80.00	701	0.00	0.00
30YR FXD	122	22,257,805	8.29	182,441	7.840	77.13	623	38.99	0.23
15YR FXD	12	891,508	0.33	74,292	8.868	85.42	638	25.87	34.15
15YR BALLOON	549	26,480,137	9.87	48,233	11.125	99.64	656	29.70	100.00
BALLOON OTHER - 40 YR AMTERM	85	19,106,684	7.12	224,785	7.796	78.16	623	36.08	0.00
BALLOON OTHER - 50 YR AMTERM	8	1,831,798	0.68	228,975	8.531	77.11	587	61.20	0.00
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Prepayment Penalty Term of the Group I Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	789	111,898,073	41.69	141,823	8.523	82.54	625	34.92	12.81
12	47	8,755,323	3.26	186,283	8.153	78.39	642	18.71	7.06
18	1	374,377	0.14	374,377	6.325	68.20	789	0.00	0.00
24	694	110,259,097	41.08	158,875	8.334	81.59	622	28.91	10.51
36	191	37,110,906	13.83	194,298	7.633	79.37	653	30.96	0.81
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	741	109,964,988	40.97	148,401	8.069	83.37	681	16.84	14.43
A	507	81,662,621	30.43	161,070	8.327	82.23	618	27.61	9.96
A-	220	28,251,119	10.53	128,414	8.301	79.26	591	62.52	9.62
B+	121	22,678,673	8.45	187,427	8.597	80.33	565	52.29	0.14
B	90	17,651,451	6.58	196,127	8.847	76.08	541	52.07	0.41
C	43	8,188,924	3.05	190,440	9.372	73.60	531	52.60	0.18
Total:	1,722	268,397,776	100.00	155,864	8.307	81.56	628	31.33	10.00

Next Adjustment Date of the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date (Year - Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-09	1	232,985	0.12	232,985	6.925	75.70	563	0.00	0.00
2008-02	1	99,223	0.05	99,223	6.850	80.00	600	100.00	0.00
2008-03	2	300,824	0.15	150,412	8.607	80.00	613	0.00	0.00
2008-05	10	1,436,764	0.73	143,676	7.769	82.63	629	20.08	0.00
2008-06	76	16,666,739	8.42	219,299	8.161	81.15	617	31.56	0.00
2008-07	447	94,730,511	47.88	211,925	8.082	79.85	616	31.43	0.00
2008-08	281	55,385,823	28.00	197,103	8.195	80.24	620	31.81	0.00
2008-09	1	115,942	0.06	115,942	8.490	80.00	617	0.00	0.00
2009-06	3	418,416	0.21	139,472	9.297	90.19	574	67.94	0.00
2009-07	14	2,567,045	1.30	183,360	8.330	79.03	610	55.18	0.00
2009-08	20	4,460,839	2.25	223,042	8.349	81.09	590	38.18	0.00
2011-08	3	585,167	0.30	195,056	7.235	80.00	656	31.37	0.00
2016-05	2	597,023	0.30	298,512	7.268	61.97	661	0.00	0.00
2016-06	1	362,423	0.18	362,423	6.775	80.00	690	0.00	0.00
2016-07	54	13,362,603	6.75	247,456	7.082	79.84	707	14.33	0.00
2016-08	30	6,507,516	3.29	216,917	7.277	77.45	715	11.64	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Gross Margins of the Adjustable-Rate Group I Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	8	1,517,359	0.77	189,670	8.488	79.95	616	34.69	0.00
4.501 to 5.000	36	5,729,395	2.90	159,150	8.475	79.54	633	26.21	0.00
5.001 to 5.500	133	28,793,537	14.55	216,493	7.678	78.54	632	44.86	0.00
5.501 to 6.000	140	30,873,516	15.61	220,525	7.559	78.35	637	39.47	0.00
6.001 to 6.500	318	67,822,663	34.28	213,279	7.909	79.53	625	25.24	0.00
6.501 to 7.000	175	35,228,646	17.81	201,307	8.366	81.97	624	22.64	0.00
7.001 to 7.500	87	17,437,411	8.81	200,430	8.487	81.48	617	23.25	0.00
7.501 to 8.000	49	10,427,317	5.27	212,802	8.922	82.87	611	28.89	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	6	1,754,365	0.89	292,394	5.897	80.97	688	18.43	0.00
6.001 to 6.500	25	5,994,762	3.03	239,790	6.307	74.88	701	24.45	0.00
6.501 to 7.000	98	25,248,628	12.76	257,639	6.829	78.08	662	33.20	0.00
7.001 to 7.500	115	25,832,857	13.06	224,634	7.299	79.02	651	28.57	0.00
7.501 to 8.000	236	47,111,744	23.81	199,626	7.796	78.88	638	28.60	0.00
8.001 to 8.500	169	33,485,998	16.93	198,142	8.274	80.00	624	21.23	0.00
8.501 to 9.000	158	33,413,262	16.89	211,476	8.784	81.80	596	28.62	0.00
9.001 to 9.500	71	13,744,492	6.95	193,584	9.274	84.50	580	40.75	0.00
9.501 to 10.000	37	6,570,231	3.32	177,574	9.775	83.34	558	57.49	0.00
10.001 to 10.500	18	2,532,405	1.28	140,689	10.217	80.85	535	50.29	0.00
10.501 to 11.000	9	1,487,288	0.75	165,254	10.812	82.74	532	35.75	0.00
11.001 to 11.500	3	411,585	0.21	137,195	11.216	85.00	505	100.00	0.00
11.501 to 12.000	1	242,228	0.12	242,228	11.670	85.00	514	0.00	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.001 to 12.500	7	1,834,292	0.93	262,042	6.024	79.76	684	17.63	0.00
12.501 to 13.000	25	5,994,762	3.03	239,790	6.307	74.88	701	24.45	0.00
13.001 to 13.500	99	25,406,168	12.84	256,628	6.832	78.09	662	33.62	0.00
13.501 to 14.000	115	25,779,011	13.03	224,165	7.300	79.02	651	28.02	0.00
14.001 to 14.500	235	47,008,049	23.76	200,034	7.797	78.87	638	28.67	0.00
14.501 to 15.000	171	33,916,355	17.14	198,341	8.279	79.88	624	20.96	0.00
15.001 to 15.500	157	32,920,286	16.64	209,683	8.787	81.91	596	29.64	0.00
15.501 to 16.000	70	13,990,919	7.07	199,870	9.280	84.94	580	40.52	0.00
16.001 to 16.500	37	6,581,335	3.33	177,874	9.785	82.88	554	57.56	0.00
16.501 to 17.000	16	2,134,691	1.08	133,418	10.234	82.17	541	46.79	0.00
17.001 to 17.500	10	1,610,163	0.81	161,016	10.767	80.38	530	33.03	0.00
17.501 to 18.000	3	411,585	0.21	137,195	11.216	85.00	505	100.00	0.00
18.001 to 18.500	1	242,228	0.12	242,228	11.670	85.00	514	0.00	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	6	907,809	0.46	151,302	9.204	75.44	564	90.84	0.00
3.000	853	176,092,469	89.01	206,439	8.126	80.18	617	31.69	0.00
5.000	87	20,829,565	10.53	239,420	7.143	78.58	708	12.83	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00
Total:	946	197,829,844	100.00	209,122	8.028	79.99	626	29.97	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which are based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,316
Aggregate Current Principal Balance:	$714,398,486
Average Current Principal Balance:	$215,440	$13,969-$1,230,378
Aggregate Original Principal Balance:	$715,318,609
Average Original Principal Balance:	$215,717	$13,980-$1,231,000
Fully Amortizing Non-IO Mortgage Loans:	18.49%
Fully Amortizing IO Mortgage Loans:	14.26%
Balloon Loans:	67.26%
1st Lien:	88.43%
Wtd. Avg. Gross Coupon:	8.150%	5.550%-13.590%
Wtd. Avg. Original Term(months):	339	180-360
Wtd. Avg. Remaining Term(months):	335	172-357
Wtd. Avg. Margin(ARM Loan Only):	6.422%	2.750%-8.520%
Maximum Interest Rate (ARM Loans Only):	14.267%	10.399%-17.495%
Minimum Interest Rate (ARM Loans Only):	7.768%	2.750%-10.995%
Wtd. Avg. Original LTV*:	82.53%	6.70%-100.00%
Wtd. Avg. Borrower FICO:	648	500-813
Geographic Distribution (Top 5):	CA	47.19%
	FL	9.35%
	NY	7.84%
	MD	4.50%
	NJ	4.26%
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Current Unpaid Principal Balance of the Group II Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	358	12,484,754	1.75	34,874	11.010	97.37	637	36.89	91.00
50,000.01 to 100,000.00	724	53,024,188	7.42	73,238	10.528	94.27	639	29.56	73.71
100,000.01 to 150,000.00	485	59,666,647	8.35	123,024	9.507	88.64	640	30.98	46.63
150,000.01 to 200,000.00	290	51,368,623	7.19	177,133	8.335	81.57	637	35.50	8.60
200,000.01 to 250,000.00	299	67,628,439	9.47	226,182	7.898	79.59	644	25.68	0.00
250,000.01 to 300,000.00	252	69,167,017	9.68	274,472	7.705	80.06	645	28.93	0.00
300,000.01 to 350,000.00	220	71,507,806	10.01	325,035	7.597	80.41	659	14.87	0.00
350,000.01 to 400,000.00	186	69,485,768	9.73	373,579	7.615	80.68	651	18.42	0.00
400,000.01 to 450,000.00	151	64,210,409	8.99	425,234	7.540	80.95	650	21.87	0.00
450,000.01 to 500,000.00	142	67,816,593	9.49	477,582	7.609	80.48	648	17.63	0.00
500,000.01 to 550,000.00	74	38,858,225	5.44	525,111	7.792	81.24	660	13.44	0.00
550,000.01 to 600,000.00	52	29,926,870	4.19	575,517	7.556	80.27	667	9.72	0.00
600,000.01 to 650,000.00	29	18,246,401	2.55	629,186	7.781	83.03	674	20.69	0.00
650,000.01 to 700,000.00	23	15,610,392	2.19	678,713	8.016	84.02	648	13.32	0.00
700,000.01 to 750,000.00	11	7,996,703	1.12	726,973	8.038	83.06	621	9.15	0.00
750,000.01 to 800,000.00	10	7,730,572	1.08	773,057	7.789	74.37	652	10.08	0.00
800,000.01 to 850,000.00	3	2,535,126	0.35	845,042	7.185	71.85	690	0.00	0.00
850,000.01 to 900,000.00	2	1,798,151	0.25	899,076	6.950	69.65	617	100.00	0.00
900,000.01 to 950,000.00	1	921,535	0.13	921,535	8.350	90.00	638	0.00	0.00
950,000.01 to 1,000,000.00	2	1,985,610	0.28	992,805	6.760	78.31	693	0.00	0.00
1,000,000.01 to 1,250,000.00	2	2,428,659	0.34	1,214,329	7.855	66.74	605	0.00	0.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Current Mortgage Rates of the Group II Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	19	8,223,429	1.15	432,812	5.767	72.57	727	32.71	0.00
6.001 to 6.500	96	35,078,807	4.91	365,404	6.291	76.73	705	35.14	0.00
6.501 to 7.000	287	98,619,866	13.80	343,623	6.822	79.83	675	28.88	0.00
7.001 to 7.500	379	122,618,646	17.16	323,532	7.308	79.55	657	21.52	0.00
7.501 to 8.000	517	150,123,067	21.01	290,373	7.786	80.15	643	21.14	0.05
8.001 to 8.500	350	93,148,181	13.04	266,138	8.296	80.65	635	18.69	0.74
8.501 to 9.000	310	74,819,561	10.47	241,353	8.764	82.63	628	19.86	3.80
9.001 to 9.500	172	28,110,440	3.93	163,433	9.280	85.21	615	25.25	13.53
9.501 to 10.000	215	27,912,343	3.91	129,825	9.799	88.65	607	26.30	23.85
10.001 to 10.500	126	13,084,430	1.83	103,845	10.389	93.75	651	21.34	65.55
10.501 to 11.000	311	25,555,695	3.58	82,173	10.897	98.77	645	18.50	91.11
11.001 to 11.500	235	18,819,477	2.63	80,083	11.279	99.47	644	13.08	98.22
11.501 to 12.000	69	4,512,551	0.63	65,399	11.927	99.79	634	27.56	100.00
12.001 to 12.500	134	7,896,780	1.11	58,931	12.351	99.52	631	16.72	100.00
12.501 to 13.000	95	5,820,471	0.81	61,268	12.811	99.77	620	4.27	100.00
13.501 to 14.000	1	54,744	0.01	54,744	13.590	100.00	630	0.00	100.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Credit Scores of the Group II Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	33	5,687,852	0.80	172,359	9.233	71.25	511	54.71	0.00
520 to 539	29	6,564,288	0.92	226,355	9.422	75.72	529	34.57	0.00
540 to 559	63	10,979,531	1.54	174,278	8.984	81.27	552	49.43	0.00
560 to 579	95	22,729,024	3.18	239,253	8.964	86.40	571	48.50	2.41
580 to 599	310	50,640,435	7.09	163,356	8.450	82.02	590	57.56	11.59
600 to 619	606	124,315,030	17.40	205,140	8.378	82.63	610	21.47	12.22
620 to 639	571	120,266,081	16.83	210,624	8.387	83.09	629	19.65	11.66
640 to 659	480	105,604,616	14.78	220,010	8.250	82.91	649	17.24	12.43
660 to 679	382	81,903,661	11.46	214,407	7.971	82.84	669	13.20	12.92
680 to 699	284	68,814,548	9.63	242,305	7.824	83.21	689	12.63	12.72
700 to 719	179	44,564,778	6.24	248,965	7.416	82.20	710	20.46	12.98
720 to 739	130	29,646,259	4.15	228,048	7.463	82.21	728	19.93	13.24
740 to 759	83	22,538,856	3.15	271,552	7.361	80.88	749	15.47	11.47
760 to 779	49	12,805,917	1.79	261,345	7.363	79.99	768	13.95	12.03
780 to 799	19	6,237,267	0.87	328,277	7.286	76.54	790	26.99	10.17
800 to 819	3	1,100,344	0.15	366,781	6.766	81.05	807	11.07	11.07
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

DTI Ratios of the Group II Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	303	53,284,236	7.46	175,856	8.213	82.03	646	26.51	11.20
30.01 to 35.00	317	57,988,550	8.12	182,929	7.989	81.44	657	23.68	9.84
35.01 to 40.00	488	102,614,308	14.36	210,275	8.077	81.78	654	18.07	11.59
40.01 to 45.00	883	195,361,405	27.35	221,247	8.158	82.57	651	17.92	11.62
45.01 to 50.00	1,062	246,121,772	34.45	231,753	8.249	82.97	646	20.58	12.38
50.01 to 55.00	228	50,753,380	7.10	222,603	7.985	83.54	639	43.99	11.01
55.01 or more	35	8,274,836	1.16	236,424	7.631	82.31	616	81.28	4.59
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Lien Status of the Group II Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	2,184	631,710,410	88.43	289,245	7.773	80.28	648	23.28	0.00
2	1,132	82,688,077	11.57	73,046	11.024	99.67	655	16.98	100.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Original LTV Ratios of the Group II Mortgage Loans

Range of Original LTV Ratios (%)*	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	29	4,027,250	0.56	138,871	7.760	39.87	607	34.60	0.00
50.01 to 55.00	17	3,807,348	0.53	223,962	7.763	53.07	637	24.98	0.00
55.01 to 60.00	22	6,038,276	0.85	274,467	7.439	57.52	627	35.42	0.00
60.01 to 65.00	22	5,353,872	0.75	243,358	7.454	63.17	635	67.22	0.00
65.01 to 70.00	56	18,442,590	2.58	329,332	7.422	68.42	645	26.33	0.00
70.01 to 75.00	53	13,578,339	1.90	256,195	7.659	73.87	636	37.68	0.00
75.01 to 80.00	1,632	484,359,342	67.80	296,789	7.683	79.91	654	18.06	0.00
80.01 to 85.00	94	25,567,335	3.58	271,993	7.897	84.38	620	39.12	0.00
85.01 to 90.00	129	33,014,148	4.62	255,924	8.293	89.73	632	33.58	3.64
90.01 to 95.00	184	38,367,496	5.37	208,519	8.967	94.83	616	48.52	6.89
95.01 to 100.00	1,078	81,842,490	11.46	75,921	10.931	99.96	655	19.41	96.33
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57
* Original LTV for the first lien Mortgage Loans, Combined Original LTV for second lien Mortgage Loans

Documentation Levels of the Group II Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Streamlined	1,579	336,967,525	47.17	213,406	8.401	83.28	661	0.00	15.32
Full Documentation	918	161,112,897	22.55	175,504	7.950	82.82	630	100.00	8.71
Limited Documentation	475	124,673,310	17.45	262,470	7.732	82.80	648	0.00	9.59
Stated Documentation	235	66,140,640	9.26	281,450	8.175	76.89	636	0.00	3.17
Lite Documentation	109	25,504,114	3.57	233,983	8.055	84.06	629	0.00	11.59
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Purpose of the Group II Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	2,608	520,184,322	72.81	199,457	8.243	83.29	653	17.36	13.74
Cash Out Refinance	674	186,452,836	26.10	276,636	7.886	80.29	636	35.83	5.81
Rate & Term Refinance	34	7,761,328	1.09	228,274	8.256	84.98	640	51.73	5.32
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Property Types of the Group II Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,247	478,596,425	66.99	212,994	8.117	82.36	647	22.87	11.64
Planned Unit Development	537	115,355,785	16.15	214,815	8.306	82.74	641	25.01	11.24
Two- to Four Family	241	68,377,371	9.57	283,724	8.300	83.07	658	15.95	11.54
Condominium	291	52,068,905	7.29	178,931	7.906	82.83	670	22.84	11.80
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	3,241	700,249,012	98.02	216,060	8.147	82.52	648	22.26	11.64
Second Home	37	7,847,490	1.10	212,094	8.076	82.97	703	20.02	14.71
Investor Occupied	38	6,301,985	0.88	165,842	8.575	82.53	663	58.23	0.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	882	240,712,094	33.69	272,916	7.863	82.10	658	14.39	12.20
Northern California	357	96,384,708	13.49	269,985	8.064	82.56	645	16.04	13.40
Florida	387	66,790,573	9.35	172,585	8.409	82.52	645	27.27	10.71
New York	186	55,973,729	7.84	300,934	7.985	81.75	657	16.70	9.51
Maryland	133	32,142,439	4.50	241,672	8.311	84.32	640	32.61	9.24
New Jersey	130	30,444,038	4.26	234,185	8.259	83.39	645	22.70	9.43
Texas	224	24,734,677	3.46	110,423	8.689	83.88	619	40.05	13.03
Illinois	122	22,172,345	3.10	181,741	8.460	83.13	656	35.18	12.43
Massachusetts	86	17,822,472	2.49	207,238	8.142	81.79	650	23.93	14.11
Washington	95	17,752,045	2.48	186,864	8.008	82.73	644	31.13	9.63
Other	714	109,469,367	15.32	153,318	8.543	82.74	636	35.23	10.85
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Zip Code Distribution of the Mortgage Properties Related of the Group II Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
91745	13	4,764,443	0.67	366,496	7.869	84.54	638	17.53	8.44
91335	11	3,514,186	0.49	319,471	8.010	85.23	644	0.00	15.90
94565	12	3,477,381	0.49	289,782	7.726	82.94	644	47.66	14.71
91342	10	3,390,368	0.47	339,037	7.292	83.50	705	0.00	10.30
92336	12	3,277,262	0.46	273,105	8.346	82.93	661	15.22	15.21
20774	10	2,734,956	0.38	273,496	8.503	84.85	622	33.91	13.72
11368	5	2,395,299	0.34	479,060	8.646	86.92	663	0.00	14.67
95127	6	2,377,062	0.33	396,177	8.255	84.47	645	0.00	10.42
93550	13	2,362,386	0.33	181,722	7.769	81.03	668	31.43	12.91
92345	14	2,357,507	0.33	168,393	7.966	82.90	653	0.00	15.10
Other	3,210	683,747,637	95.71	213,005	8.156	82.46	648	22.88	11.51
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Original Term to Maturity of the Group II Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,132	82,953,058	11.61	73,280	10.974	99.05	655	17.39	98.55
301 to 360	2,184	631,445,428	88.39	289,123	7.779	80.36	648	23.23	0.15
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Remaining Term to Maturity of the Group II Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,132	82,953,058	11.61	73,280	10.974	99.05	655	17.39	98.55
301 to 360	2,184	631,445,428	88.39	289,123	7.779	80.36	648	23.23	0.15
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Product Type of the Group II Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR—40 YR AMTERM	951	295,991,770	41.43	311,243	7.915	80.66	637	16.49	0.00
2/6 MONTH LIBOR	406	87,361,427	12.23	215,176	8.359	81.65	634	28.72	0.00
2/6 MONTH LIBOR—60 MONTH IO	164	56,367,240	7.89	343,703	7.204	80.19	669	28.30	0.00
2/6 MONTH LIBOR—50 YR AMTERM	131	43,841,061	6.14	334,665	7.766	81.40	642	18.21	0.00
10/6 MONTH LIBOR -120 MONTH IO	96	36,597,802	5.12	381,227	6.546	77.98	713	27.07	0.00
10/6 MONTH LIBOR—40 YR AMTERM	41	14,707,877	2.06	358,729	7.039	80.12	706	24.37	0.00
3/6 MONTH LIBOR—40 YR AMTERM	28	8,402,777	1.18	300,099	7.672	81.10	647	19.65	0.00
10/6 MONTH LIBOR	20	5,768,138	0.81	288,407	7.068	73.86	716	35.45	0.00
3/6 MONTH LIBOR	23	5,420,436	0.76	235,671	8.152	81.14	648	24.11	0.00
10/6 MONTH LIBOR—50 YR AMTERM	8	3,621,043	0.51	452,630	7.224	78.97	706	24.88	0.00
2/6 MONTH LIBOR -120 MONTH IO	13	3,383,078	0.47	260,237	7.705	83.16	655	36.30	0.00
3/6 MONTH LIBOR—50 YR AMTERM	6	2,149,648	0.30	358,275	8.266	82.22	631	33.07	0.00
3/6 MONTH LIBOR—60 MONTH IO	5	1,425,300	0.20	285,060	8.126	84.69	682	51.11	0.00
5/6 MONTH LIBOR—40 YR AMTERM	3	1,280,374	0.18	426,791	7.455	71.64	685	0.00	0.00
5/6 MONTH LIBOR—60 MONTH IO	3	1,075,600	0.15	358,533	8.051	80.00	644	12.50	0.00
10/6 MONTH LIBOR—60 MONTH IO	2	812,110	0.11	406,055	7.801	84.82	670	48.18	0.00
5/6 MONTH LIBOR	4	766,966	0.11	191,741	7.394	80.00	687	0.00	0.00
10/1 ARM 1YR LIBOR -120 MONTH IO	1	320,000	0.04	320,000	6.725	80.00	737	0.00	0.00
5/6 MONTH LIBOR—50 YR AMTERM	1	319,710	0.04	319,710	6.825	80.00	742	0.00	0.00
10/1 ARM 1YR LIBOR—40 YR AMTERM	1	168,611	0.02	168,611	7.100	80.00	703	100.00	0.00
6 MONTH LIBOR	2	147,236	0.02	73,618	10.022	72.97	532	32.21	0.00
30YR FXD	169	30,462,597	4.26	180,252	7.969	79.83	636	44.89	3.07
15YR FXD	28	2,131,779	0.30	76,135	9.011	75.04	671	31.16	43.63
30YR FXD -120 MONTH IO	6	1,858,499	0.26	309,750	7.611	80.42	639	84.40	0.00
15YR BALLOON	1,104	80,821,279	11.31	73,208	11.026	99.69	655	17.03	100.00
BALLOON OTHER—40 YR AMTERM	97	27,045,335	3.79	278,818	7.703	76.75	632	36.56	0.00
BALLOON OTHER—50 YR AMTERM	3	2,150,792	0.30	716,931	7.190	74.04	634	41.82	0.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Prepayment Penalty Term of the Group II Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,044	208,735,000	29.22	199,938	8.489	83.87	649	23.40	15.40
12	104	27,544,595	3.86	264,852	8.445	82.18	642	12.68	10.80
18	15	6,430,835	0.90	428,722	7.048	79.49	718	21.80	2.84
24	1,812	383,337,334	53.66	211,555	8.164	82.90	643	19.77	12.20
36	341	88,350,723	12.37	259,093	7.272	78.09	669	35.74	0.71
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	1,660	386,948,345	54.16	233,101	7.858	82.50	682	16.43	12.46
A	1,127	231,115,678	32.35	205,072	8.386	82.78	620	20.83	12.17
A-	316	53,419,507	7.48	169,049	8.500	82.60	597	56.30	11.81
B+	119	25,599,896	3.58	215,125	8.995	86.17	569	46.60	0.07
B	65	12,185,723	1.71	187,473	9.058	75.16	548	43.84	0.00
C	29	5,129,337	0.72	176,874	9.500	72.07	538	39.85	0.00
Total:	3,316	714,398,486	100.00	215,440	8.150	82.53	648	22.55	11.57

Next Adjustment Date of the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date (Year - Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2007-01	2	147,236	0.03	73,618	10.022	72.97	532	32.21	0.00
2008-02	2	282,861	0.05	141,431	7.984	68.30	575	76.01	0.00
2008-03	2	440,391	0.08	220,195	8.941	80.00	608	0.00	0.00
2008-04	4	1,065,453	0.19	266,363	8.149	76.86	599	42.41	0.00
2008-05	15	4,206,303	0.74	280,420	8.311	83.81	614	23.36	0.00
2008-06	148	38,917,691	6.83	262,957	8.277	80.81	624	27.03	0.00
2008-07	879	261,122,636	45.82	297,068	7.826	80.65	643	19.03	0.00
2008-08	615	180,909,241	31.74	294,161	7.907	81.18	643	20.57	0.00
2009-05	2	391,288	0.07	195,644	7.928	80.00	640	0.00	0.00
2009-06	4	867,609	0.15	216,902	8.339	81.77	699	34.13	0.00
2009-07	26	8,173,190	1.43	314,353	7.678	80.25	661	18.72	0.00
2009-08	30	7,966,075	1.40	265,536	8.149	82.92	631	32.28	0.00
2011-07	7	2,202,698	0.39	314,671	7.636	77.70	649	0.00	0.00
2011-08	4	1,239,952	0.22	309,988	7.450	75.46	729	10.84	0.00
2016-06	6	1,845,993	0.32	307,666	6.917	73.75	701	24.70	0.00
2016-07	91	32,695,534	5.74	359,292	6.856	78.63	711	31.01	0.00
2016-08	72	27,454,054	4.82	381,306	6.658	78.14	712	23.32	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Gross Margins of the Adjustable-Rate Group II Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	10	2,709,909	0.48	270,991	7.599	77.84	658	34.23	0.00
4.001 to 4.500	1	160,586	0.03	160,586	8.295	80.00	582	100.00	0.00
4.501 to 5.000	30	8,230,836	1.44	274,361	8.246	79.99	653	27.90	0.00
5.001 to 5.500	188	58,662,874	10.29	312,037	7.087	78.22	663	35.69	0.00
5.501 to 6.000	319	96,943,206	17.01	303,897	7.244	79.65	655	29.10	0.00
6.001 to 6.500	580	180,374,637	31.65	310,991	7.665	79.86	652	17.30	0.00
6.501 to 7.000	377	107,030,512	18.78	283,901	7.960	81.56	645	16.57	0.00
7.001 to 7.500	218	64,752,988	11.36	297,032	8.282	81.75	639	14.78	0.00
7.501 to 8.000	185	50,962,838	8.94	275,475	8.858	84.31	629	18.70	0.00
8.501 to 9.000	1	99,820	0.02	99,820	8.520	80.00	585	100.00	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.000 or less	2	488,611	0.09	244,306	6.854	80.00	725	34.51	0.00
5.501 to 6.000	18	7,944,552	1.39	441,364	5.759	72.93	725	30.35	0.00
6.001 to 6.500	85	32,261,744	5.66	379,550	6.278	77.38	709	32.81	0.00
6.501 to 7.000	246	87,207,616	15.30	354,503	6.829	80.10	678	25.30	0.00
7.001 to 7.500	340	110,513,398	19.39	325,039	7.318	80.08	658	21.00	0.00
7.501 to 8.000	444	134,072,087	23.52	301,964	7.785	80.38	644	17.32	0.00
8.001 to 8.500	303	83,945,673	14.73	277,048	8.298	80.64	636	17.22	0.00
8.501 to 9.000	228	65,568,607	11.50	287,582	8.759	81.95	625	17.59	0.00
9.001 to 9.500	113	22,376,331	3.93	198,021	9.274	83.12	599	23.24	0.00
9.501 to 10.000	94	20,523,578	3.60	218,336	9.759	85.14	591	26.40	0.00
10.001 to 10.500	19	3,060,499	0.54	161,079	10.249	88.72	578	35.02	0.00
10.501 to 11.000	17	1,965,508	0.34	115,618	10.847	89.08	568	67.24	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
10.001 to 10.500	1	343,527	0.06	343,527	7.399	80.00	675	0.00	0.00
10.501 to 11.000	1	399,533	0.07	399,533	7.970	80.00	641	0.00	0.00
11.501 to 12.000	1	320,000	0.06	320,000	6.725	80.00	737	0.00	0.00
12.001 to 12.500	19	8,113,164	1.42	427,009	5.787	73.08	725	31.80	0.00
12.501 to 13.000	85	32,261,744	5.66	379,550	6.278	77.38	709	32.81	0.00
13.001 to 13.500	245	86,715,862	15.22	353,942	6.824	80.10	678	25.44	0.00
13.501 to 14.000	338	109,270,019	19.17	323,284	7.312	80.09	659	20.87	0.00
14.001 to 14.500	446	135,124,256	23.71	302,969	7.786	80.35	644	17.26	0.00
14.501 to 15.000	302	84,289,844	14.79	279,105	8.305	80.63	634	17.51	0.00
15.001 to 15.500	231	65,567,943	11.50	283,844	8.756	81.96	625	17.59	0.00
15.501 to 16.000	110	21,587,024	3.79	196,246	9.276	83.16	600	24.09	0.00
16.001 to 16.500	94	20,909,282	3.67	222,439	9.748	85.26	590	25.92	0.00
16.501 to 17.000	19	3,060,499	0.54	161,079	10.249	88.72	578	35.02	0.00
17.001 to 17.500	17	1,965,508	0.34	115,618	10.847	89.08	568	67.24	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	10	1,919,398	0.34	191,940	7.665	79.18	635	62.53	0.00
1.500	1	67,861	0.01	67,861	8.900	64.80	501	0.00	0.00
2.000	1	711,362	0.12	711,362	8.875	80.00	607	0.00	0.00
3.000	1,725	504,158,402	88.46	292,266	7.896	80.87	642	20.30	0.00
5.000	172	63,071,182	11.07	366,693	6.792	78.30	710	27.16	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1,907	569,439,594	99.91	298,605	7.776	80.58	649	21.16	0.00
2.000	2	488,611	0.09	244,306	6.854	80.00	725	34.51	0.00
Total:	1,909	569,928,205	100.00	298,548	7.775	80.58	649	21.17	0.00

Appendix 2-

Computational Material

Swap Notional Schedule

Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)
1	11/30/2006	12/25/2006	982,796,000	5.439%
2	12/25/2006	1/25/2007	966,822,000	5.439%
3	1/25/2007	2/25/2007	947,746,000	5.439%
4	2/25/2007	3/25/2007	925,621,000	5.439%
5	3/25/2007	4/25/2007	900,516,000	5.439%
6	4/25/2007	5/25/2007	872,545,000	5.439%
7	5/25/2007	6/25/2007	841,835,000	5.439%
8	6/25/2007	7/25/2007	808,564,000	5.439%
9	7/25/2007	8/25/2007	772,920,000	5.439%
10	8/25/2007	9/25/2007	738,487,000	5.439%
11	9/25/2007	10/25/2007	705,619,000	5.439%
12	10/25/2007	11/25/2007	674,242,000	5.439%
13	11/25/2007	12/25/2007	644,289,000	5.439%
14	12/25/2007	1/25/2008	615,693,000	5.439%
15	1/25/2008	2/25/2008	588,392,000	5.439%
16	2/25/2008	3/25/2008	562,326,000	5.439%
17	3/25/2008	4/25/2008	537,438,000	5.439%
18	4/25/2008	5/25/2008	513,675,000	5.439%
19	5/25/2008	6/25/2008	490,984,000	5.439%
20	6/25/2008	7/25/2008	452,431,000	5.439%
21	7/25/2008	8/25/2008	415,944,000	5.439%
22	8/25/2008	9/25/2008	383,021,000	5.439%
23	9/25/2008	10/25/2008	353,247,000	5.439%
24	10/25/2008	11/25/2008	326,291,000	5.439%
25	11/25/2008	12/25/2008	309,520,000	5.439%
26	12/25/2008	1/25/2009	294,436,000	5.439%
27	1/25/2009	2/25/2009	280,133,000	5.439%
28	2/25/2009	3/25/2009	266,575,000	5.439%
29	3/25/2009	4/25/2009	253,715,000	5.439%
30	4/25/2009	5/25/2009	241,516,000	5.439%
31	5/25/2009	6/25/2009	229,942,000	5.439%
32	6/25/2009	7/25/2009	218,643,000	5.439%
33	7/25/2009	8/25/2009	207,826,000	5.439%
34	8/25/2009	9/25/2009	197,606,000	5.439%
35	9/25/2009	10/25/2009	187,943,000	5.439%
36	10/25/2009	11/25/2009	178,803,000	5.439%
37	11/25/2009	12/25/2009	170,296,000	5.439%
38	12/25/2009	1/25/2010	162,285,000	5.439%
39	1/25/2010	2/25/2010	154,676,000	5.439%
40	2/25/2010	3/25/2010	147,452,000	5.439%
41	3/25/2010	4/25/2010	140,588,000	5.439%
42	4/25/2010	5/25/2010	134,067,000	5.439%
43	5/25/2010	6/25/2010	127,870,000	5.439%
44	6/25/2010	7/25/2010	121,979,000	5.439%
45	7/25/2010	8/25/2010	116,380,000	5.439%
46	8/25/2010	9/25/2010	111,056,000	5.439%
47	9/25/2010	10/25/2010	105,994,000	5.439%
48	10/25/2010	11/25/2010	101,179,000	5.439%
49	11/25/2010	12/25/2010	96,598,000	5.439%
50	12/25/2010	1/25/2011	92,240,000	5.439%
51	1/25/2011	2/25/2011	88,092,000	5.439%
52	2/25/2011	3/25/2011	84,145,000	5.439%
53	3/25/2011	4/25/2011	80,387,000	5.439%
54	4/25/2011	5/25/2011	76,809,000	5.439%
55	5/25/2011	6/25/2011	73,402,000	5.439%
56	6/25/2011	7/25/2011	70,157,000	5.439%
57	7/25/2011	8/25/2011	67,066,000	5.439%
58	8/25/2011	9/25/2011	64,120,000	5.439%
59	9/25/2011	10/25/2011	61,313,000	5.439%
60	10/25/2011	11/25/2011	58,637,000	5.439%
61	11/25/2011	12/25/2011	0	NA

Derivative Notional Schedules

Swap
1,200,000,000
1,000,000,000
800,000,000
600,000,000
400,000,000
200,000,000
0
Notional Balance ($)
1
6
11
16
21
26
31
36
41
46
51
56
61
Deal Age (months)
Swap Notional Balance

Sensitivity Analysis
To Optional Termination

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.78	1.25	1.00	0.83	0.71
Principal Window (mos)	1 - 43	1 - 29	1 - 22	1 - 19	1 - 16

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.13	2.7	2.00	1.68	1.47
Principal Window (mos)	43 - 59	29 - 39	22 - 27	19 - 22	16 - 19

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.44	4.87	3.25	2.20	1.82
Principal Window (mos)	59 - 133	39 - 87	27 - 64	22 - 33	19 - 26

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.64	3.74	3.60	4.04	3.89
Principal Window (mos)	51 - 88	37 - 58	41 - 46	45 - 52	34 - 48

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.83	6.45	4.73	4.72	3.99
Principal Window (mos)	88 - 161	58 - 106	46 - 77	52 - 61	48 - 48

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	13.65	8.98	6.57	5.07	3.99
Principal Window (mos)	161 - 164	106 - 108	77 - 79	61 - 61	48 - 48

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.92	5.87	4.54	4.06	3.87
Principal Window (mos)	51 - 164	37 - 108	40 - 79	43 - 61	45 - 48

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.92	5.87	4.52	3.97	3.69
Principal Window (mos)	51 - 164	37 - 108	39 - 79	42 - 61	42 - 48

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.92	5.87	4.50	3.91	3.56
Principal Window (mos)	51 - 164	37 - 108	39 - 79	41 - 61	40 - 48

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.92	5.87	4.48	3.86	3.46
Principal Window (mos)	51 - 164	37 - 108	38 - 79	40 - 61	39 - 48

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.92	5.87	4.47	3.81	3.39
Principal Window (mos)	51 - 164	37 - 108	38 - 79	39 - 61	38 - 48

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.92	5.87	4.47	3.80	3.33
Principal Window (mos)	51 - 164	37 - 108	38 - 79	39 - 61	37 - 48

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.92	5.87	4.45	3.76	3.31
Principal Window (mos)	51 - 164	37 - 108	37 - 79	38 - 61	37 - 48

Sensitivity Analysis
To Maturity

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.78	1.25	1.00	0.83	0.71
Principal Window (mos)	1 - 43	1 - 29	1 - 22	1 - 19	1 - 16

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.13	2.7	2.00	1.68	1.47
Principal Window (mos)	43 - 59	29 - 39	22 - 27	19 - 22	16 - 19

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.44	4.87	3.25	2.20	1.82
Principal Window (mos)	59 - 133	39 - 87	27 - 64	22 - 33	19 - 26

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.64	3.74	3.60	4.04	4.25
Principal Window (mos)	51 - 88	37 - 58	41 - 46	45 - 52	34 - 59

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.83	6.45	4.73	4.72	5.69
Principal Window (mos)	88 - 161	58 - 106	46 - 77	52 - 62	59 - 83

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	17.21	11.99	8.94	6.91	8.04
Principal Window (mos)	161 - 288	106 - 199	77 - 157	62 - 122	83 - 120

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.6	6.48	5.00	4.41	4.16
Principal Window (mos)	51 - 250	37 - 176	40 - 133	43 - 103	45 - 83

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.55	6.45	4.95	4.30	3.96
Principal Window (mos)	51 - 240	37 - 174	39 - 128	42 - 99	42 - 79

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.49	6.41	4.89	4.21	3.81
Principal Window (mos)	51 - 229	37 - 165	39 - 121	41 - 94	40 - 75

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.41	6.35	4.83	4.12	3.68
Principal Window (mos)	51 - 216	37 - 156	38 - 114	40 - 88	39 - 70

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.28	6.25	4.75	4.02	3.56
Principal Window (mos)	51 - 202	37 - 145	38 - 106	39 - 82	38 - 65

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.15	6.16	4.67	3.95	3.46
Principal Window (mos)	51 - 185	37 - 133	38 - 97	39 - 75	37 - 59

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.10	6.04	4.57	3.85	3.39
Principal Window (mos)	51 - 176	37 - 125	37 - 91	38 - 70	37 - 56

Net WAC Rate Cap for Group I Senior Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	9.22%	23.90%	41	9.44%	17.45%
2	7.53%	22.19%	42	9.69%	17.59%
3	7.53%	22.08%	43	9.42%	17.18%
4	7.84%	22.22%	44	9.67%	17.33%
5	7.53%	21.82%	45	9.40%	17.16%
6	7.67%	21.73%	46	9.39%	17.07%
7	7.54%	21.46%	47	9.64%	17.23%
8	7.68%	21.33%	48	9.37%	16.82%
9	7.54%	21.01%	49	9.62%	16.99%
10	7.54%	20.77%	50	9.35%	16.59%
11	7.69%	20.63%	51	9.34%	16.49%
12	7.54%	20.30%	52	10.13%	17.32%
13	7.69%	20.18%	53	9.32%	16.28%
14	7.54%	19.86%	54	9.57%	16.46%
15	7.54%	19.64%	55	9.30%	16.07%
16	7.82%	19.66%	56	9.55%	16.25%
17	7.54%	19.22%	57	9.27%	15.87%
18	7.70%	19.13%	58	9.27%	15.78%
19	7.55%	18.82%	59	9.53%	15.97%
20	7.71%	18.52%	60	9.25%	15.58%
21	9.12%	19.56%	61	9.55%	10.91%
22	9.24%	19.29%	62	9.23%	10.54%
23	9.44%	19.10%	63	9.22%	10.52%
24	9.20%	18.55%	64	9.85%	11.23%
25	9.42%	18.55%	65	9.20%	10.49%
26	9.18%	18.17%	66	9.50%	10.81%
27	9.45%	18.49%	67	9.18%	10.45%
28	10.18%	19.06%	68	9.48%	10.77%
29	9.46%	18.18%	69	9.16%	10.41%
30	9.69%	18.23%	70	9.15%	10.39%
31	9.44%	17.85%	71	9.45%	10.72%
32	9.68%	17.90%	72	9.13%	10.35%
33	9.46%	18.02%	73	9.43%	10.68%
34	9.50%	17.95%	74	9.11%	10.31%
35	9.74%	18.04%	75	9.10%	10.29%
36	9.48%	17.63%	76	10.07%	11.38%
37	9.72%	17.74%	77	9.08%	10.26%
38	9.46%	17.34%	78	9.37%	10.58%
39	9.45%	17.67%	79	9.06%	10.22%
40	10.22%	18.46%

(1)  Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3200%, 5.4000% and 5.3700%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2)  Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider are received and applied, as applicable.

Net WAC Rate Cap for Group II Senior Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	9.03%	23.71%	41	9.74%	17.66%
2	7.38%	22.03%	42	10.00%	17.80%
3	7.38%	21.93%	43	9.72%	17.39%
4	7.68%	22.05%	44	9.98%	17.55%
5	7.38%	21.66%	45	9.70%	17.40%
6	7.52%	21.58%	46	9.69%	17.31%
7	7.38%	21.31%	47	9.95%	17.48%
8	7.52%	21.18%	48	9.67%	17.07%
9	7.39%	20.85%	49	9.93%	17.25%
10	7.39%	20.62%	50	9.65%	16.84%
11	7.53%	20.47%	51	9.64%	16.74%
12	7.39%	20.15%	52	10.46%	17.59%
13	7.54%	20.03%	53	9.62%	16.53%
14	7.39%	19.71%	54	9.88%	16.72%
15	7.39%	19.49%	55	9.60%	16.32%
16	7.66%	19.50%	56	9.86%	16.51%
17	7.40%	19.07%	57	9.59%	16.13%
18	7.55%	18.98%	58	9.58%	16.04%
19	7.40%	18.67%	59	9.85%	16.24%
20	7.56%	18.37%	60	9.56%	15.85%
21	9.10%	19.53%	61	9.87%	11.19%
22	9.26%	19.31%	62	9.54%	10.81%
23	9.47%	19.12%	63	9.53%	10.79%
24	9.22%	18.58%	64	10.17%	11.52%
25	9.45%	18.58%	65	9.51%	10.75%
26	9.21%	18.20%	66	9.81%	11.09%
27	9.67%	18.56%	67	9.49%	10.72%
28	10.46%	19.15%	68	9.79%	11.06%
29	9.71%	18.27%	69	9.47%	10.68%
30	9.95%	18.33%	70	9.46%	10.66%
31	9.69%	17.94%	71	9.76%	11.00%
32	9.94%	18.00%	72	9.44%	10.63%
33	9.78%	18.19%	73	9.74%	10.96%
34	9.79%	18.09%	74	9.41%	10.59%
35	10.04%	18.19%	75	9.40%	10.57%
36	9.77%	17.78%	76	10.40%	11.69%
37	10.03%	17.89%	77	9.38%	10.54%
38	9.75%	17.49%	78	9.68%	10.87%
39	9.75%	17.88%	79	9.36%	10.50%
40	10.55%	18.69%

(1)  Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3200%, 5.4000% and 5.3700% respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2)  Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider are received and applied, as applicable.

Net WAC Rate Cap for Class M Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	9.09%	23.77%	41	9.65%	17.60%
2	7.42%	22.08%	42	9.91%	17.75%
3	7.42%	21.97%	43	9.63%	17.34%
4	7.72%	22.09%	44	9.89%	17.49%
5	7.42%	21.71%	45	9.62%	17.34%
6	7.56%	21.62%	46	9.61%	17.24%
7	7.43%	21.35%	47	9.87%	17.41%
8	7.56%	21.22%	48	9.58%	17.00%
9	7.43%	20.90%	49	9.84%	17.18%
10	7.43%	20.66%	50	9.56%	16.77%
11	7.57%	20.52%	51	9.55%	16.67%
12	7.43%	20.19%	52	10.37%	17.52%
13	7.58%	20.07%	53	9.53%	16.46%
14	7.43%	19.75%	54	9.80%	16.65%
15	7.43%	19.53%	55	9.51%	16.25%
16	7.70%	19.54%	56	9.78%	16.44%
17	7.44%	19.11%	57	9.50%	16.06%
18	7.59%	19.02%	58	9.49%	15.96%
19	7.44%	18.71%	59	9.76%	16.17%
20	7.60%	18.42%	60	9.47%	15.77%
21	9.10%	19.54%	61	9.78%	11.11%
22	9.25%	19.30%	62	9.45%	10.73%
23	9.46%	19.12%	63	9.44%	10.72%
24	9.21%	18.57%	64	10.08%	11.44%
25	9.44%	18.57%	65	9.42%	10.68%
26	9.20%	18.19%	66	9.72%	11.02%
27	9.61%	18.54%	67	9.40%	10.64%
28	10.38%	19.13%	68	9.70%	10.98%
29	9.64%	18.24%	69	9.38%	10.60%
30	9.88%	18.30%	70	9.37%	10.59%
31	9.62%	17.91%	71	9.67%	10.92%
32	9.87%	17.98%	72	9.35%	10.55%
33	9.69%	18.14%	73	9.65%	10.88%
34	9.71%	18.05%	74	9.33%	10.51%
35	9.96%	18.15%	75	9.32%	10.49%
36	9.69%	17.74%	76	10.31%	11.60%
37	9.94%	17.85%	77	9.30%	10.46%
38	9.67%	17.45%	78	9.60%	10.79%
39	9.67%	17.82%	79	9.28%	10.42%
40	10.46%	18.63%

(1)  Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3200%, 5.4000% and 5.3700%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)  Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA / Aa3	AA- / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	27.18	21.82	19.20	16.83
Collateral Loss (%)	20.01	17.37	15.91	14.49

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A+ / A2	A / A3	A- / Baa1	BBB+ / Baa2

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	14.82	12.96	11.28	9.79
Collateral Loss (%)	13.20	11.93	10.70	9.55

Class	M9	M10
Rating (S&P/Moody’s)	BBB / Baa3	BBB- / Ba1

Loss Severity (%)	40.00	40.00
Default (CDR) (%)	9.00	8.09
Collateral Loss (%)	8.91	8.15

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA / Aa3	AA- / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	27.18	21.86	19.24	16.88
Collateral Loss (%)	20.01	17.39	15.94	14.53

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A+ / A2	A / A3	A- / Baa1	BBB+ / Baa2

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	14.87	13.03	11.34	9.86
Collateral Loss (%)	13.24	11.98	10.75	9.60

Class	M9	M10
Rating (S&P/Moody’s)	BBB / Baa3	BBB- / Ba1

Loss Severity (%)	40.00	40.00
Default (CDR) (%)	9.07	8.17
Collateral Loss (%)	8.97	8.22

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread

Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1yr Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1yr Fwd LIBOR (%)
1	3.02501	3.02501	5.3200	5.4000	5.3700	47	4.35237	4.39579	5.0536	5.2317	5.3271
2	2.09862	2.09997	5.3561	5.4188	5.3882	48	4.23263	4.28238	5.0554	5.2409	5.3335
3	2.09796	2.09956	5.3717	5.3989	5.3583	49	4.33315	4.35026	5.1092	5.2506	5.3408
4	2.11534	2.11521	5.3929	5.3678	5.3199	50	4.20944	4.21092	5.1461	5.2595	5.3486
5	2.09627	2.09687	5.3651	5.3377	5.2846	51	4.19781	4.22297	5.1518	5.2668	5.3545
6	2.10382	2.10412	5.3060	5.3023	5.2512	52	4.53284	4.54977	5.1568	5.2747	5.3623
7	2.09442	2.09584	5.2385	5.2571	5.2120	53	4.17446	4.19835	5.1634	5.2824	5.3678
8	2.10657	2.11223	5.2010	5.2146	5.1776	54	4.28050	4.30051	5.1671	5.2859	5.3726
9	2.09248	2.10091	5.1672	5.1766	5.1491	55	4.15102	4.17301	5.1710	5.2905	5.3791
10	2.09156	2.10553	5.1279	5.1363	5.1208	56	4.25910	4.27567	5.1772	5.2967	5.3840
11	2.11204	2.13607	5.0629	5.0962	5.0937	57	4.13436	4.16779	5.1822	5.3008	5.3886
12	2.08968	2.12122	5.0215	5.0659	5.0760	58	4.12599	4.15809	5.1885	5.3057	5.3933
13	2.11540	2.15727	4.9779	5.0322	5.0575	59	4.23686	4.26463	5.1928	5.3106	5.3986
14	2.08774	2.13855	4.9448	5.0072	5.0452	60	4.10210	4.13017	5.1980	5.3165	5.4032
15	2.08674	2.14889	4.9046	4.9903	5.0392	61	4.25463	4.33197	5.1876	5.3236	5.4093
16	2.15641	2.22679	4.8737	4.9739	5.0334	62	4.05888	4.14668	5.1817	5.3277	5.4137
17	2.08469	2.16403	4.8710	4.9622	5.0328	63	4.04843	4.14633	5.1863	5.3326	5.4186
18	2.12253	2.21342	4.8385	4.9577	5.0342	64	4.40590	4.49240	5.1912	5.3370	5.4243
19	2.08254	2.18435	4.8184	4.9557	5.0380	65	4.02669	4.11652	5.1964	5.3425	5.4294
20	2.12948	2.23748	4.8448	4.9574	5.0434	66	4.19996	4.28218	5.2004	5.3456	5.4341
21	3.78028	3.89743	4.8173	4.9618	5.0518	67	4.00493	4.08833	5.2033	5.3498	5.4395
22	3.92807	4.05939	4.8132	4.9681	5.0603	68	4.17820	4.25336	5.2082	5.3545	5.4436
23	3.97162	4.09828	4.8511	4.9759	5.0702	69	3.99236	4.07884	5.2121	5.3592	5.4484
24	3.88308	4.03165	4.8320	4.9846	5.0807	70	3.99080	4.07392	5.2168	5.3654	5.4546
25	3.94567	4.09377	4.8349	4.9946	5.0911	71	4.17229	4.24829	5.2208	5.3704	5.4581
26	3.86359	4.00744	4.8767	5.0041	5.1026	72	3.98741	4.06105	5.2264	5.3763	5.4624
27	4.28338	4.28457	4.8631	5.0154	5.1137	73	4.16883	4.24688	5.2187	5.3829	5.4673
28	4.55868	4.53025	4.8717	5.0265	5.1247	74	3.98508	4.06786	5.2172	5.3866	5.4706
29	4.31067	4.28834	4.9125	5.0395	5.1383	75	3.98433	4.07575	5.2219	5.3912	5.4718
30	4.38288	4.36296	4.9054	5.0490	5.1492	76	4.52912	4.60953	5.2252	5.3961	5.4731
31	4.28916	4.27787	4.9095	5.0597	5.1617	77	3.98369	4.06833	5.2300	5.3995	5.4741
32	4.36654	4.34083	4.9426	5.0720	5.1736	78	4.16494	4.24348	5.2333	5.4015	5.4753
33	4.36285	4.34735	4.9369	5.0825	5.1863	79	3.98451	4.06316	5.2359	5.4046	5.4748
34	4.37770	4.36116	4.9469	5.0940	5.1982
35	4.45872	4.42690	4.9788	5.1069	5.2103
36	4.35540	4.33321	4.9768	5.1188	5.2216
37	4.43971	4.40849	4.9933	5.1315	5.2324
38	4.26954	4.23038	5.0380	5.1435	5.2448
39	4.30322	4.30181	5.0401	5.1570	5.2542
40	4.60737	4.59711	5.0422	5.1695	5.2652
41	4.29871	4.30470	5.0434	5.1830	5.2761
42	4.39353	4.39704	5.0450	5.1903	5.2843
43	4.28020	4.29106	5.0456	5.1986	5.2940
44	4.37627	4.38362	5.0487	5.2088	5.3023
45	4.26131	4.30396	5.0498	5.2149	5.3105
46	4.25184	4.29858	5.0518	5.2230	5.3181

(1)  Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3200%, 5.4000% and 5.3700%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(2)  Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider are received and applied, as applicable.
(3)  Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Master Servicing Fee and the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).